Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Amount of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities of UBS AG	4,000,000	$100,000,000.00	$10,070.00(1)

(1)	The registration fee in respect of the Securities is calculated in accordance with Rule 457(a) of the Securities Act of 1933 based on the proposed maximum aggregate offering price of $25.00 per Security.

PROSPECTUS SUPPLEMENT dated February 8, 2016 (To Prospectus dated June 12, 2015)

$100,000,000 ETRACS 2xMonthly Leveraged S&P MLP Index ETN Series B* due

February 12, 2046

The UBS AG ETRACS 2×Monthly Leveraged S&P MLP Index ETN Series B due February 12, 2046 (the “Securities”) are senior unsecured debt securities issued by UBS AG (“UBS”) that provide two times leveraged long exposure to the compounded monthly performance of the S&P MLP Index (the “Index”), reduced by (i) an Accrued Tracking Fee (as described below) based on an Annual Tracking Fee of 0.95% per annum and (ii) the Accrued Financing Charges (as described below). Investing in the Securities involves significant risks. The Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, compounded monthly performance of the Index. The Securities may pay a quarterly coupon during their term. You will receive a cash payment at maturity, acceleration or upon exercise by UBS of its call right, based on the compounded leveraged monthly performance of the Index less the Accrued Tracking Fee and the Accrued Financing Charges, as described herein. You will receive a cash payment upon early redemption based on the compounded leveraged monthly performance of the Index less the Accrued Tracking Fee, the Accrued Financing Charges and the Redemption Fee Amount, as described herein.

The Securities do not guarantee any return of your initial investment and may not pay any coupon. You may lose all or a substantial portion of your principal if you invest in the Securities. If the compounded leveraged monthly return of the Index (calculated as described herein) is insufficient to offset the combined negative effect of the Accrued Tracking Fee and the Accrued Financing Charges, and the Redemption Fee Amount, if applicable (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), you may lose all or a substantial portion of your investment. Any payment on the Securities at maturity, or upon acceleration, redemption or exercise by UBS of its Call Right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

See “Risk Factors” beginning on page S-22 for a description of risks related to an investment in the Securities.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)
Initial Trade Date:	February 8, 2016
Initial Settlement Date:	February 11, 2016
Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date, UBS’s Call Right or acceleration upon minimum indicative value, each as described below.
Maturity Date:	February 12, 2046, subject to adjustment
Stated Principal Amount:	$25.00 per Security
Underlying Index:	The return on the Securities is linked to the performance of the S&P MLP Index. The Index is designed to measure leading Master Limited Partnerships (“MLPs”) and limited liability companies (“LLCs”) that trade on major U.S. exchanges. As the vast majority of traded partnerships have operations in the oil and gas industries, the Index focuses on companies in the Global Industry Classification Standard® (“GICS”) Energy Sector and the GICS Gas Utilities Industry. The Index in sponsored by S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc. (“SPDJI” or the “Index Sponsor”). For a detailed description of the Index, see “S&P MLP Index” beginning on page S-43.
Coupon Amount:	For each Security you hold on the applicable Coupon Record Date you may receive on each quarterly Coupon Payment Date an amount in cash equal to the Coupon Amount, if any. As further described in “Specific Terms of the Securities — Coupon Payment” beginning on page S-56, the Coupon Amount will equal the sum of the cash distributions that a hypothetical holder of Index Constituent Securities would have been entitled to receive in respect of the Index Constituent Securities during the relevant period, reduced by the Accrued Tracking Fee. The final Coupon Amount, if any, will be included in the Cash Settlement Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.
Coupon Payment Date:	The fifteenth (15th) Index Business Day following each Coupon Valuation Date, commencing on April 20, 2016 (subject to adjustment). The final Coupon Payment Date will be the Maturity Date.
Annual Tracking Fee:	The Accrued Tracking Fee is based on the Annual Tracking Fee, which is an amount per Security equal to the product of (i) 0.95% per annum and (ii) the Current Indicative Value as of the immediately preceding Index Business Day.
Current Indicative Value:	The Current Indicative Value is an amount per Security, as determined by the Security Calculation Agent as of any date of determination, equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, using the Index Closing Level as of such date as the Index Valuation Level.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction.

UBS Investment Bank	(cover continued on next page)
Prospectus Supplement dated February 8, 2016

*	UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 14, 2015 are part of a series of debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities are part of a series of debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG.

Payment at Maturity; Cash Settlement Amount:	For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final Measurement Period plus (b) the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, minus (c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period minus (d) the Accrued Financing Charges as of the last Index Business Day in the Final Measurement Period plus (e) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.
Early Redemption:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-63 and S-65, respectively, you may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day commencing on February 18, 2016 through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Redemption Valuation Date and paid on the applicable Redemption Date.
Redemption Amount:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders,” and “Specific Terms of the Securities — Redemption Procedures” you may redeem your Securities as described herein. Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the Redemption Valuation Date plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Adjusted Tracking Fee Shortfall, if any, as of the Redemption Valuation Date, minus (e) the Accrued Financing Charges as of the Redemption Valuation Date minus (f) the Redemption Fee Amount. We refer to this cash payment as the “Redemption Amount.” For purposes of calculating the Redemption Amount, either the Adjusted Coupon Amount will be included or the Adjusted Tracking Fee Shortfall will be subtracted, but not both.
Redemption Fee Amount:	The product of (a) 0.10%, (b) the Current Principal Amount and (c) the Index Factor as of the Redemption Valuation Date. UBS reserves the right from time to time to waive the Redemption Fee Amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.
First Redemption Date:	February 18, 2016
Final Redemption Date:	February 5, 2046
Redemption Procedures:	To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a notice of redemption to UBS by email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. UBS reserves the right from time to time to waive, in its sole discretion, any of the requirements contained in the redemption procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-63 and S-65, respectively. UBS also reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such waiver or acceleration.
UBS’s Call Right:	On any Business Day on or after February 13, 2017 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than eighteen (18) calendar days prior to the Call Settlement Date. Upon early redemption in the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the Call Settlement Date. If the amount so calculated is equal to or less than zero, the payment upon exercise of the Call Right will be zero.
Call Settlement Amount:	In the event UBS exercises its Call Right, you will receive per Security a cash payment on the relevant Call Settlement Date equal to (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call Measurement Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Call

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Measurement Period, minus (e) the Accrued Financing Charges as of the last Index Business Day in the Call Measurement Period plus (f) the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any. We refer to this cash payment as the “Call Settlement Amount.”
Acceleration upon Minimum Indicative Value; Acceleration Amount:

The “Acceleration upon Minimum Indicative Value” provisions of the Securities provide for the early, automatic termination of the Securities in certain circumstances by way of a mandatory redemption by UBS. If the automatic acceleration provision is triggered, your Securities will be mandatorily redeemed and you will receive the Acceleration Amount as described herein, which payment may be equal to zero. You will not benefit from any future exposure to the Index after the end of the Acceleration Valuation Period.

If, at any time, the indicative value of the Securities on any Index Business Day equals $5.00 or less (the “Indicative Value Acceleration Trigger”) (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount. The “Acceleration Amount” will equal (a) the product of (i) the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration Valuation Period plus (b) the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on the last Index Business Day in the Acceleration Valuation Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Adjusted Coupon Amount, if any, minus (d) the Accrued Tracking Fee as of the last Index Business Day in the Acceleration Valuation Period, minus (e) the Accrued Financing Charges as of the last Index Business Day in the Acceleration Valuation Period plus (f) the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration Valuation Period, if any. If the Indicative Value Acceleration Trigger threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. If the Acceleration Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero. The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Valuation Period.

If the Securities undergo a split or reverse split, the Indicative Value Acceleration Trigger will not be adjusted.

Index Factor:	1 + (2 × Index Performance Ratio)
Index Performance Ratio:

The Index Performance Ratio may be calculated on multiple dates of determination during any applicable calendar month. The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of Loss Rebalancing Events that have occurred in the applicable calendar month.

If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during the Final Measurement Period, the Acceleration Valuation Period or the Call Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, the first Loss Rebalancing Valuation Date of the applicable calendar month or any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – Monthly Initial Closing Level

Monthly Initial Closing Level

If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business Day during the Final Measurement Period, the Acceleration Valuation Period or the Call Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, on each Loss Rebalancing Valuation Date after the first Loss Rebalancing Valuation Date in the applicable calendar month or any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – the most recent Loss Rebalancing Closing Level the most recent Loss Rebalancing Closing Level

Current Principal Amount:	For the period from the Initial Settlement Date to February 29, 2016 (such period, the “initial calendar month”), the Current Principal Amount will equal $25.00 per Security (unless a Loss Rebalancing Event occurs during the initial calendar month). For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date – Accrued Financing Charges on the applicable Monthly Valuation Date

In the event of a Loss Rebalancing Event, the Current Principal Amount will be reset on the Loss Rebalancing Reset Date as described under “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-70.

If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

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Loss Rebalancing Event:	A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day, as defined herein) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent. If a Loss Rebalancing Event occurs, the Current Principal Amount of the Securities will be reset as described below.

An “Excluded Day” means (i) the Index Business Day immediately preceding any Monthly Valuation Date, (ii) any Monthly Valuation Date, (iii) any Loss Rebalancing Valuation Date, (iv) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day, (v) the Index Business Day immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day, or (vi) the Acceleration Date or any day after the Acceleration Date).

Upon the occurrence of a Loss Rebalancing Event, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date as follows:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing Valuation Date – Accrued Financing Charges on the applicable Loss Rebalancing Valuation Date

With respect to a Loss Rebalancing Event, the “Loss Rebalancing Valuation Date” will be the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment, the “Loss Rebalancing Reset Date” will be the first Index Business Day immediately following such Loss Rebalancing Valuation Date, subject to adjustment, and the “Loss Rebalancing Closing Level” will be equal to the Index Closing Level on the Loss Rebalancing Valuation Date.

In the event of a Loss Rebalancing Event, the Financing Rate will not be adjusted.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar month. On the next Monthly Valuation Date following one or more Loss Rebalancing Events, the Monthly Initial Closing Level will be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.

See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-70.

Monthly Initial Closing Level:	For the initial calendar month, 1147.42, the Index Closing Level on February 8, 2016 as reported on the NYSE and Bloomberg L.P. For each subsequent calendar month, the Monthly Initial Closing Level on the Monthly Reset Date equals the Index Closing Level on the Monthly Valuation Date for the previous calendar month. For example, the Monthly Initial Closing Level for March 2016 will equal the Index Closing Level on February 29, 2016, subject to adjustment. If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and the Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the immediately preceding calendar month.
Monthly Reset Date:	For each calendar month, the “Monthly Reset Date” is the first Exchange Business Day of that month beginning on March 1, 2016 and ending on February 1, 2046, subject to adjustment. If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.
Monthly Valuation Date:	For each Monthly Reset Date, the “Monthly Valuation Date” is the last Exchange Business Day of the previous calendar month beginning on February 29, 2016 and ending on January 31, 2046, subject to adjustment. If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and there will be no corresponding Monthly Valuation Date. For example, the Monthly Reset Date for April 2016 will be April 1, 2016, and the corresponding Monthly Valuation Date will be March 31, 2016, subject to adjustment. If April 1, 2016 falls within the Call Measurement Period or Acceleration Valuation Period, as applicable, then April 1, 2016 will not be a Monthly Reset Date and March 31, 2016 will not be a Monthly Valuation Date.
Index Valuation Level	As determined by the Security Calculation Agent, the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period (each, a “Measurement Period”), as applicable, or the Index Closing Level on any Monthly Valuation Date, Loss Rebalancing Valuation Date or Redemption Valuation Date, provided that if the Redemption Valuation Date falls in any Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during such

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Measurement Period shall equal (a) 1/5 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from, and including, the first Index Business Day of the applicable Measurement Period, to, and including, the date of determination, plus (ii) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such Measurement Period, times the Index Closing Level on such date of determination.
Index Closing Level:	The closing level of the Index on any date of determination, as reported on the NYSE and Bloomberg L.P.
Index Divisor:	As of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index, as further described under “S&P MLP Index — Calculation of the Index.”
Security Calculation Agent:	UBS Securities LLC
Calculation Date:	February 1, 2046, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.
Listing:	The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “MLPZ”. There can be no assurance that an active secondary market will develop; if it does, we expect that investors will purchase and sell the Securities primarily in this secondary market.
Indicative Value:	The term “indicative value” refers to the value at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the intraday indicative value of the Index as of such time as the Index Valuation Level, minus (ii) the Adjusted Tracking Fee Shortfall, if any, as of such time and date assuming such time and date is the Redemption Valuation Date, minus (iii) the Accrued Financing Charges as of such time and date, assuming such time and date is the Redemption Valuation Date, plus (iv) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred plus (v) the Adjusted Coupon Amount, if any, as of such time and date. The actual trading price of the Securities in the secondary market may vary significantly from the indicative value.
Intraday Indicative Value Symbol of the Securities:

The closing indicative value of the Securities and the intraday indicative value of the Securities will be published on each Index Business Day under the ticker symbols:

MLPZ.IV (Bloomberg); ^MLPZ-IV (Yahoo! Finance)

Intraday Index Value:	The “Intraday Index Value” means, on each Index Business Day, the intraday indicative value calculated and published by SPDJI, or a successor Index Calculation Agent, every 15 seconds during normal trading hours on Bloomberg, L.P. under the ticker symbol “SPMLP.”
Accrued Tracking Fee:

The Accrued Tracking Fee with respect to the first Coupon Valuation Date is an amount equal to the product of (a) the Annual Tracking Fee as of the first Coupon Valuation Date and (b) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade Date to, and including, the first Coupon Valuation Date, and the denominator of which is 365.

The Accrued Tracking Fee with respect to any Coupon Valuation Date other than the first Coupon Valuation Date is an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of such Coupon Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to, and including, such Coupon Valuation Date, and the denominator of which is 365, plus (b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.

The Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period is an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Calculation Date to, and including, the last Index Business Day in the Final Measurement Period, and the denominator of which is 365, plus (b) the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

The Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period is an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Call Measurement Period and (ii) a fraction, the numerator of which is the total number of calendar days from, and including, the Call Valuation Date to, and including, the last Index Business Day in the Call Measurement Period, and the denominator of which is 365, plus (b) the Adjusted Tracking Fee Shortfall, if any.

The Accrued Tracking Fee as of the last Index Business Day in the Acceleration Valuation Period is an amount equal to (a) the product of (i) the Annual Tracking Fee calculated as of the last Index Business Day in the Acceleration Valuation Period and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the Acceleration Date to, and including, the last Index Business Day in the Acceleration Valuation Period, and the denominator of which is 365, plus (b) the Adjusted Tracking Fee Shortfall, if any.

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Accrued Financing Charges:

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged participation in movements of the Index and is intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound on a daily basis during the applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption, call or acceleration.

On the Initial Trade Date, the Accrued Financing Charges for each Security will equal $0. On any subsequent Monthly Valuation Date, the Accrued Financing Charges for each Security will equal the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, the then current Monthly Valuation Date, divided by (iv) 360.

The Accrued Financing Charges as of the last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, or as of the Redemption Valuation Date, as applicable, are an amount equal to the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, such last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, or the Redemption Valuation Date, as applicable, divided by (iv) 360.

On any Loss Rebalancing Valuation Date, the Accrued Financing Charges for each Security will equal the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, the then current Loss Rebalancing Valuation Date, divided by (iv) 360.

Financing Level:	On the Initial Trade Date, the Financing Level for each Security will equal $25. On any subsequent Monthly Valuation Date after the first Monthly Valuation Date or on any Loss Rebalancing Valuation Date, as applicable, the Financing Level for each Security will equal the Current Principal Amount.
Financing Rate:	The Financing Rate will equal 1% plus the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date. “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.
Reference Distribution Amount:

The “Reference Distribution Amount” is intended to approximate the amount of distributions that a holder of the Securities would receive if such holder held a leveraged investment in the Index Constituent Securities directly.

“Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the Initial Trade Date to, and including, the first Coupon Valuation Date; (ii) as of any other Coupon Valuation Date (other than the Calculation Date), an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, and including, such Coupon Valuation Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, but excluding, the Calculation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the distribution to holders of such Index Constituent Security by the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

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Tracking Fee Shortfall:

The “Tracking Fee Shortfall” is calculated in order to reflect any portion of the Accrued Tracking Fee as of a particular Coupon Valuation Date that is not paid out of the Reference Distribution Amount as of such Coupon Valuation Date.

To the extent the Reference Distribution Amount on a Coupon Valuation Date is equal to or less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

Stub Reference Distribution Amount:

The “Stub Reference Distribution Amount” is intended to approximate the amount of distributions that a holder of the Securities would receive during the Final Measurement Period, the Call Measurement Period, or the Acceleration Valuation Period, as applicable, if such holder held a leveraged investment in the Index Constituent Securities directly.

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, for those cash distributions whose “ex dividend date” occurs during the period from, and including, the first Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, as applicable, to, and including, the last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, as applicable.

Reference Holder:	The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (i) the published unit weighting of that Index Constituent Security as of that date, as described under “S&P MLP Index — Calculation of the Index” divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent, divided by the Current Principal Amount.
Adjusted Coupon Amount:	The “Adjusted Coupon Amount,” with respect to the Call Valuation Date, the Acceleration Date, or any Redemption Valuation Date, as applicable, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount and the Adjusted Tracking Fee, each calculated as of the Call Valuation Date, the Acceleration Date, or such Redemption Valuation Date, as applicable, to the extent that the Adjusted Reference Distribution Amount is greater than or equal to the Adjusted Tracking Fee.
Adjusted Reference Distribution Amount:

The “Adjusted Reference Distribution Amount” is intended to approximate the amount of distributions that a holder of the Securities would receive during the period from, but excluding, the immediately preceding Coupon Valuation Date to, and including, the Redemption Valuation Date, Acceleration Date, or the Index Business Day immediately preceding the Call Valuation Date, as applicable, if such holder held a leveraged investment in the Index Constituent Securities directly.

As of any Redemption Valuation Date, the Acceleration Date or the Call Valuation Date, as applicable, the “Adjusted Reference Distribution Amount” is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date or the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date, the Acceleration Date or the Index Business Day immediately preceding the Call Valuation Date, as applicable.

Adjusted Tracking Fee:	As of any Redemption Valuation Date, the Acceleration Date, or the Call Valuation Date, as applicable, the “Adjusted Tracking Fee” is an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of such Redemption Valuation Date, Acceleration Date or the Call Valuation Date, and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date or the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date, Acceleration Date or the Index Business Day immediately preceding the Call Valuation Date, as applicable, and the denominator of which is 365.

(cover continued on next page)

Adjusted Tracking Fee Shortfall:

The “Adjusted Tracking Fee Shortfall” is calculated in order to reflect any portion of the Accrued Tracking Fee as of the Redemption Valuation Date, the call Valuation Date or the Acceleration Date, as applicable, that that is not paid out of the Adjusted Reference Distribution Amount.

To the extent that the Adjusted Reference Distribution Amount, calculated on any Redemption Valuation Date, the Call Valuation Date or the Acceleration Date, as applicable, is less than the Adjusted Tracking Fee, calculated on such Redemption Valuation Date, the Call Valuation Date or the Acceleration Date, the “Adjusted Tracking Fee Shortfall” is equal to the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount.

Split or Reverse Split of the Securities:	We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date. In the event of a split or reverse split, the Current Principal Amount of the Securities will be adjusted accordingly. See “Valuation of the Index and the Securities — Split or Reverse Split of the Securities” beginning on page S-54.
Related Definitions:

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-56 for the definitions of “Coupon Valuation Date,” “Coupon Record Date,” “Coupon Ex-Date,” “record date,” “ex-dividend date,” and “Business Day.”

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-59 for the definitions of “Final Measurement Period,” “Index Calculation Agent,” “Index Business Day,” “Exchange Business Day,” “Primary Exchange” and “Related Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-63 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-66 for the definitions of “Call Measurement Period” and “Call Valuation Date.”

See “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value” beginning on page S-68 for the definitions of “Acceleration Valuation Period.”

See “Specific Terms of the Securities — Market Disruption Event” beginning on page S-72 for the definition of “Averaging Date.”

See “Prospectus Supplement Summary — What are the Securities and how do they work? — The Underlying Index” beginning on page S-2 for the definitions of “Index Constituents” and “Index Constituent Securities.”

CUSIP Number:	90274D 242
ISIN Number:	US90274D2421

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions with any purchase or sale of the Securities and may also receive a portion of the Annual Tracking Fee.

Please see “Supplemental Plan of Distribution” on page S-91 for more information.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

The Securities are not deposit liabilities of UBS AG and are not FDIC insured.

The ETRACS exchange-traded notes being offered as described in this prospectus supplement and the accompanying prospectus constitute one offering in a series of offerings of UBS AG ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this prospectus supplement. You should be sure to refer to the prospectus supplement for the particular offering of ETRACS in which you are considering an investment.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated June  12, 2015 at:

http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-14
Risk Factors	S-22
S&P MLP Index	S-43
Valuation of the Index and the Securities	S-53
Specific Terms of the Securities	S-56
Use of Proceeds and Hedging	S-79
Material U.S. Federal Income Tax Consequences	S-80
Benefit Plan Investor Considerations	S-89
Supplemental Plan of Distribution	S-91
Conflicts of Interest	S-91
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may consolidate the additional securities to form a single class with the outstanding Securities. In addition, we may suspend sales of the Securities at any time for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities are senior unsecured medium-term notes issued by UBS that provide a two times leveraged return linked to the compounded monthly performance of the S&P MLP Index (the “Index”) before taking into account fees associated with the Securities that will reduce the return and any amounts payable on the Securities. These fees are the Accrued Tracking Fee, which accrues daily and is calculated based on an annual tracking fee of 0.95%, and the Accrued Financing Charges, which represent the fees associated with replicating a leveraged investment, each as defined on the cover page of this prospectus supplement. Because the return is leveraged, if the Index level increases over any calendar month (a “beneficial monthly performance”), the return on the Index for the Securities will increase by two times the movement of the Index (before taking into account the Accrued Tracking Fee or the Accrued Financing Charges). Similarly, if the Index level decreases over any calendar month (an “adverse monthly performance”), the return on the Index for the Securities will decrease by two times the movement of the Index (before taking into account the Accrued Tracking Fee or the Accrued Financing Charges. To ensure that a relatively consistent degree of leverage is applied to the performance of the Index, the “Current Principal Amount” is reset monthly or more frequently upon the occurrence of a Loss Rebalancing Event, which will have the effect of resetting the then-current leverage to approximately 2.0. A leveraged investment entails risks that are different in certain respects from an unleveraged investment. For a discussion of leverage see “— Leveraged Investment Returns” below and for a discussion of the risks related to an investment in the Securities, including leverage risks, see “Risk Factors.” In addition, the Securities may be automatically accelerated and mandatorily redeemed prior to the Maturity Date, as described below under “— Acceleration upon Minimum Indicative Value.”

Unlike ordinary debt securities, the Securities do not guarantee any return of principal at maturity or call, or upon early redemption or acceleration. You may lose all or a substantial portion of your initial investment. In addition, you are not guaranteed any coupon payment. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular periodic coupon payments.

The Securities may pay a quarterly Coupon Amount based on distributions made with respect to the Index Constituents as discussed below.

The Underlying Index

The Index is designed to measure leading Master Limited Partnerships (“MLPs”) and limited liability companies (“LLCs”) that trade on major U.S. exchanges. As the vast majority of traded partnerships have operations in the oil and gas industries, the Index focuses on companies in the Global Industry Classification Standard® (“GICS”) Energy Sector and the GICS Gas Utilities Industry. For a detailed description of the Index, see “S&P MLP Index” beginning on page S-43.

We refer to the MLPs and LLCs included in the S&P MLP Index as the “Index Constituents,” and to the stock of such MLPs and LLCs that is included in the Index as the “Index Constituent Securities.”

Leveraged Investment Returns

The Securities seek to approximate the monthly returns that might be available to investors through a leveraged “long” investment in the Index Constituent Securities. A leveraged “long” investment strategy involves the practice of borrowing money from a third party lender at an agreed-upon rate of interest and using the borrowed money together with investor capital to purchase assets (e.g., equity securities). A leveraged long investment strategy terminates with the sale of the underlying assets and repayment of the third party lender, provided that the proceeds of the sale of underlying assets are sufficient to repay the loan. By implementing a leveraged strategy, the leveraged investor seeks to benefit from an anticipated increase in the value of the assets between the purchase and sale of such assets, and assumes that the increase in value of the underlying assets will exceed the cumulative interest due to the third party lender over the term of the loan. A leveraged investor will incur a loss if the value of the assets does not increase sufficiently to cover payment of the interest. In order to seek to replicate a leveraged “long” investment strategy in the Index Constituent Securities, the Securities provide that each $1 invested by investors on the Initial Trade Date is leveraged through a notional loan of $1 on the Initial Trade Date. Investors are thus considered to have notionally borrowed $1, which, together with the $1 invested, represents a notional investment of $2 in the Index Constituent Securities on the Initial Trade Date. During the term of your Securities, the leveraged portion of the notional investment, which will be equal to the Current Principal Amount, accrues financing charges for the benefit of UBS referred to as the “Accrued Financing Charges,” which seek to represent the monthly amount of interest that leveraged investors might incur if they sought to borrow funds at a similar rate from a third-party lender. Upon maturity, call, acceleration or redemption, the investment in the Index Constituent Securities is notionally sold at the then-current values of the equity securities, and the investor then notionally repays UBS an amount equal to the principal of the notional loan plus accrued interest. The payment at maturity, call, acceleration or redemption under the Securities, therefore, generally represents the profit or loss that the investor would receive by applying a leveraged “long” investment strategy, after taking into account, and making assumptions for, the accrued financing charges that are commonly present in such leveraged “long” investment strategies. In order to mitigate the risk to UBS that the value of the Index Constituent Securities is not sufficient to repay the principal and Accrued Financing Charges of the notional loan, an automatic early termination of the Securities is provided for in the event the Indicative Value of the Securities decreases to $5.00 or less, as described under “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value.” In addition, in order to further mitigate such risk to UBS, if the Intraday Index Value on any Index Business Day (other than an Excluded Day) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent, a “Loss Rebalancing Event” will occur and the Current Principal Amount will be reset in order to deleverage the Securities with the intent of resetting the then-current leverage to approximately 2.0, as described under “Specific Terms of the Securities — Loss Rebalancing Events.”

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level of the Index and are intended to approximate the financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities. These charges accrue and compound on a daily basis during the applicable period, and will reduce any amount that you will be entitled to receive at maturity, early redemption, call or acceleration. The Accrued Financing Charges will be calculated as described under “Specific Terms of the Securities — Cash Settlement Amount at Maturity.”

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption or acceleration. Instead, you will receive a cash payment per Security based on the two times leveraged performance of the Index reduced by the Accrued Tracking Fee and the Accrued Financing Charges and, if applicable, a Redemption Fee.

Positive or negative monthly changes in the Index Closing Level, or the Index Valuation Level, will not solely determine the return on your Securities due to the combined effects of leverage, monthly compounding and any applicable fees and financing charges.

Because the Current Principal Amount is reset each month, the Securities do not offer a return based on the simple performance of the Index from the Initial Trade Date to the Maturity Date. Instead, the amount you receive at maturity or call, or upon early redemption or acceleration, will be contingent upon the monthly compounded two times leveraged long performance of the Index during the term of the Securities, subject to the negative effect of the Accrued Tracking Fee and the Accrued Financing Charges. Accordingly, even if over the term of the Securities the level of the Index has increased, there is no guarantee that you will receive at maturity or call, or upon early redemption or acceleration, your initial investment back or any return on that investment. This is because the amount you receive at maturity or call, or upon an early redemption or acceleration, depends on how the Index has performed in each month on a compounded, leveraged basis prior to maturity or call, or upon an early redemption or acceleration, and consequently, how the Current Principal Amount has been reset in each month. In particular, significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Initially, the Current Principal Amount is equal to $25.00 per Security. At the start of each subsequent calendar month, the Current Principal Amount is reset by applying the Index Factor to the previous Current Principal Amount.

For example, if for August the Current Principal Amount as of the Monthly Valuation Date in August is $20 and the Index Factor as of the Monthly Valuation Date in August is equal to 0.90, the Current Principal Amount for the Monthly Reset Date at the beginning of September will equal $18. Subsequently, the Index Factor as of the Monthly Valuation Date in September will be applied to the Current Principal Amount as of the Monthly Valuation Date in September to derive the Current Principal Amount for the Monthly Reset Date at the beginning of October. This example does not take into account the effect of a Loss Rebalancing Event, which would reset the Current Principal Amount intra-month as described under “Specific Terms of the Securities — Loss Rebalancing Events.”

The Current Principal Amount is reset each calendar month to ensure that a consistent degree of leverage is applied to any performance of the Index. If the Current Principal Amount is reduced by an adverse monthly performance, the Index Factor of any further adverse monthly performance will lead to a smaller dollar loss when applied to that reduced Current Principal Amount than if the Current Principal Amount were not reduced. Equally, however, if the Current Principal Amount increases, the dollar amount lost for a certain level of adverse monthly performance will increase correspondingly.

Resetting the Current Principal Amount also means that the dollar amount that may be gained from any beneficial monthly performance will be contingent upon the Current Principal Amount. If the Current Principal Amount is above $25.00, then any beneficial monthly performance will result in a gain of a larger dollar amount than would be the case if the Current Principal Amount were reduced below $25.00. Conversely, as the Current Principal Amount is reduced towards zero, the dollar amount to be gained from any beneficial monthly performance will decrease correspondingly. If the Securities undergo a split or reverse split, the Current Principal Amount of the Securities will be adjusted accordingly.

In addition, the calculation of the number of units of each Index Constituent Security that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the Securities — Coupon Payment” beginning on page S-56. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index Constituent Security that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

The Current Principal Amount may be reset more frequently than monthly upon the occurrence of a Loss Rebalancing Event. A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on any Index Business Day (other than (i) the Index Business Day immediately preceding any Monthly Valuation Date, (ii) any Monthly Valuation Date, (iii) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day, (iv) the Index Business Day immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day, or (v) the Acceleration Date or any day after the Acceleration Date) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent. If a “Loss Rebalancing Event” occurs, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date. See “Specific Terms of the Securities — Loss Rebalancing Events” beginning on page S-70.

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to:

(a) the product of:

(i) the Current Principal Amount and

(ii) the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b) the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, minus

(c) the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, minus

(d) the Accrued Financing Charges as of the last Index Business Day in the Final Measurement Period, plus

(e) the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Tracking Fee and Accrued Financing Charges will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Tracking Fee and the Accrued Financing Charges (less any final Coupon Amount, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive as of the last Index Business Day in the Final Measurement Period), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment at maturity. As a result of compounding, the performance of the Securities for periods greater than one month is likely to be either greater than or less than two times the performance of the Index, before accounting for the Accrued Tracking Fee and the Accrued Financing Charges.

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-59.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an acceleration event, the Securities will be automatically accelerated and mandatorily redeemed. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-66 and “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value” beginning on page S-68.

Coupon Payments

The Securities may pay a quarterly coupon during their term. Any Coupon Amounts will be reduced by the Accrued Tracking Fee. For each Security you hold on the applicable Coupon Record Date, you will receive on each Coupon Payment Date an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than or equal to the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. If there is a Tracking Fee Shortfall as of the last Coupon Valuation Date, that amount will be taken into account in determining the Cash Settlement Amount.

As described under “Specific Terms of the Securities — Coupon Payment,” the Coupon Amount is determined based on the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, and the number of Index Constituent Securities held by the Reference Holder depends in part on the Current Principal Amount. If the Current Principal Amount decreases, the Reference Holder is deemed to hold fewer units of each Index Constituent Security. The Current Principal Amount is reset on every Monthly Reset Date, and is also reset on any Loss Rebalancing Reset Date, in each case, with the intent of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio. As a result, decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time.

Unlike ordinary debt securities, the Securities do not guarantee any coupon payment.

See “Specific Terms of the Securities — Coupon Payment” beginning on page S-56.

UBS’s Call Right

On any Business Day on or after February 13, 2017 through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities not less than eighteen calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment equal to the Call Settlement Amount. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-66.

Acceleration upon Minimum Indicative Value

If, at any time, the indicative value of the Securities on any Index Business Day equals $5.00 or less (the “Indicative Value Acceleration Trigger”) (each such day, an “Acceleration Date”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount. If the Acceleration Amount is equal to or less than zero, the payment upon acceleration will be zero. The intraday indicative value of the Securities is calculated as described under “Valuation of the Index and the Securities” beginning on page S-53.

If the Indicative Value Acceleration Trigger threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Valuation Period. UBS must provide notice (which may be provided via press release) to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. See “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value” beginning on page S-68.

If the Securities undergo a split or reverse split, the Indicative Value Acceleration Trigger will not be adjusted.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day commencing on February 18, 2016 through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

If you elect to have your Securities redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures,” you will receive payment for your Securities on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be February 18, 2016 and the last Redemption Date will be February 5, 2046. In addition, if a call notice has been issued or if an acceleration has been triggered, the last Redemption Valuation Date will be the fifth Index Business Day prior to the Call Settlement Date or the Acceleration Settlement Date, as applicable.

The Redemption Valuation Date is the first Index Business day following the date that a redemption notice and redemption confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” are delivered, except that UBS reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-72.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-63.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee, the Accrued Financing Charges and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Tracking Fee, the Accrued Financing Charges and the Redemption Fee Amount, if applicable (less any Coupon Amounts and any Stub Reference Distribution Amount you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an acceleration event, the Securities will be automatically accelerated and mandatorily redeemed. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-66 and Specific Terms of the Securities — Acceleration upon Minimum Indicative Value beginning on page S-68.

Redemption Procedures

To redeem your Securities prior to the Maturity Date, you must instruct your broker to deliver a redemption notice to UBS by email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-65 and “Description of the Debt Securities We May Offer — Redemption and Payment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-22.

➢

You may lose all or a substantial portion of your investment — The Securities do not guarantee any return on your initial investment. The Securities are fully exposed to two times any monthly decline in the level of the Index. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Tracking Fee, the Accrued Financing Charges and the Redemption Fee Amount, if applicable (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment at maturity, call, acceleration or upon early redemption.

➢	Correlation and compounding risk — A number of factors may affect the Security’s ability to achieve a high degree of correlation with the performance of the Index, and there can be no guarantee that the Security will achieve a high degree of correlation. Because the Current Principal Amount is reset monthly, you will be exposed to compounding of monthly returns. As a result, the performance of the Securities for periods greater than one month is likely to be either greater than or less than the Index performance times the leverage factor of two, before accounting for Accrued Tracking Fees and Accrued Financial Charges, and the Redemption Fee Amount, if any. In particular, significant adverse monthly performances of your Securities may not be offset by subsequent beneficial monthly performances of equal magnitude.

➢

Leverage risk — The Securities are two times leveraged long with respect to the Index, which means that you will benefit two times from any beneficial, but will be exposed to two times any adverse, monthly performance of the Index, before the combined negative effect of the Accrued Tracking Fee, the Accrued Financing Charges and Redemption Fee Amount, if any. However, the leverage of the Securities may be greater or less than 2.0 during the periods between Monthly Reset Dates and/or Loss Rebalancing Reset Dates, as applicable.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the compounded leveraged monthly return on the Index. The return on the Index is measured by the Index Closing Level, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally.

➢

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call, acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

➢

Potential over-concentration in a particular industry — There is only one industry — energy — related to the Index Constituents. An investment in the Securities will increase your portfolio’s exposure to fluctuations in the energy industry and energy prices, which have been highly volatile over the past few years and may continue to be volatile and unpredictable in the future.

➢

You are not guaranteed a coupon payment — You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount is less than the Accrued Tracking Fee. Similarly, you will not receive a coupon payment on a Redemption Date, the Call Settlement Date or the Acceleration Settlement Date if the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, and in the case of a redemption, the Redemption Fee Amount. Because the amount of any Coupon Amount is uncertain and could be zero, you should not expect to receive regular periodic coupon payments.

➢

Potential automatic acceleration — In the event the indicative value of the Securities is equal to $5.00 or less on any Index Business Day (the “Indicative Value Acceleration Trigger”), the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive a cash payment equal to the Acceleration Amount as determined during the Acceleration Valuation Period. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during trading on one or more Index Business Days during the Acceleration Valuation Period as measured by the Index Performance Ratio on one or more Index Business Days during the Acceleration Valuation Period. In addition, if the Securities are automatically accelerated and mandatorily redeemed by UBS, you will not benefit from any subsequent increase in the Index Closing Level after the end of the Acceleration

Valuation Period, even if such increase occurs prior to the Acceleration Settlement Date. If the

Securities undergo a split or reverse split, the Indicative Value Acceleration Trigger will not be adjusted (i.e. it will remain at $5.00).

➢

Decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time — As described under “Specific Terms of the Securities — Coupon Payment,” the Coupon Amount is determined based on the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, and the number of Index Constituent Securities held by the Reference Holder depends in part on the Current Principal Amount. If the Current Principal Amount decreases, the Reference Holder is deemed to hold fewer units of each Index Constituent Security. The Current Principal Amount is reset on every Monthly Reset Date, and is also reset on any Loss Rebalancing Reset Date, in each case, with the intent of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio. As a result, decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities increase over time.

➢

A trading market for the Securities may not develop — Although the Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca, a trading market for the Securities may not develop. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities. We may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. In addition, the payment you receive upon early redemption will be reduced by the Redemption Fee Amount. While UBS reserves the right to waive the minimum redemption amount or the Redemption Fee Amount from time to time in its sole discretion, there can be no assurance that UBS will choose to waive any redemption requirements or fees or that any holder of the Securities will benefit from UBS’s election to do so. Therefore, the liquidity of the Securities may be limited.

➢

Limited performance history — The return on the Securities is linked to the performance of the Index, which was launched on September 6, 2007. As a result, the Index has a limited performance history, and the future performance of the Index is uncertain. Estimated historical data prior to September 6, 2007 has been simulated by applying the Index’s calculation methodology to historical levels of the Index Constituent Securities included in the Index. No future performance of the Index can be predicted based on the estimated historical or the historical returns described in this prospectus supplement.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request to redeem your Securities and you will not be able to rescind your election to redeem your Securities after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the Redemption Valuation Date.

➢	Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation.

➢

UBS’s Call Right — UBS may elect to redeem all outstanding Securities at any time on or after February 13, 2017, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-66. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities. Alternatively, if the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Is this the right investment for you?

The Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose all or a substantial portion of your investment.

➢

You seek an investment with a return linked to two times the monthly performance of the Index, which will provide exposure to energy MLPs and LLCs, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituent Securities.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢

You believe the compounded leveraged monthly return of the Index and the Coupon Amounts will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of your payment at maturity, call, acceleration or upon early redemption.

➢	You are willing to hold securities that have a long-term maturity (30 years).

➢	You are willing to receive a lower amount of distributions than you would if you owned interests in the Index Constituents directly.

➢	You are willing to accept the risk of fluctuations in the energy industry, in general, and the risks inherent in a concentrated investment in energy MLPs and LLCs, in particular.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right, on or after February 13, 2017.

➢

You are willing to hold securities that will be automatically accelerated and mandatorily redeemed in the event the indicative value of the Securities is equal to $5.00 or less on any Index Business Day.

➢

You understand, and are willing to accept, that Coupon Amounts (if any) that the Securities may pay could decline even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time.

➢	You seek current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose all or a substantial portion of your investment.

➢

You do not seek an investment with a return linked to two times the monthly performance of the Index, which will provide exposure to energy MLPs and LLCs, and Coupon Amounts which are dependent on distributions made with respect to the Index Constituent Securities.

➢

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and (ii) the consequences of seeking monthly leveraged investment results generally, and you do not intend to actively monitor and manage your investment.

➢

You believe that the compounded leveraged monthly return of the Index will be negative during the term of the Securities or the compounded leveraged monthly return will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of the payment at maturity, call, acceleration or upon early redemption.

➢	You are not willing to hold securities that have a long-term maturity (30 years).

➢	You are not willing to receive a lower amount of distributions than you would if you owned interests in the Index Constituents directly.

➢	You are not willing to be exposed to the risk of fluctuations in the energy prices, in general, and the risks inherent in a concentrated investment in energy MLPs and LLCs, in particular.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right, on or after February 13, 2017.

➢

You are not willing to hold securities that will be automatically accelerated and mandatorily redeemed in the event the indicative value of the Securities is equal to $5.00 or less on any Index Business Day.

➢

You do not understand, and/or are not willing to accept, that Coupon Amounts (if any) that the Securities may pay could decline even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

➢	You seek an investment for which there will be an active secondary market.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Sponsor and disseminated by the NYSE approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 4:30 p.m., New York City time, and a daily Index level is published at approximately 5:00 p.m., New York City time, on each Exchange Business Day. Index information, including the Index level, is available from the NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “SPMLP”. Index levels can also be obtained from the official website of SPDJI, www.spdji.com. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index on the Final Valuation Date or applicable Redemption Valuation Date or Call Valuation Date, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-80.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a coupon-bearing pre-paid forward contract with respect to the Index. Under that treatment, you will likely be required to include the Coupon Amounts (including amounts received upon the sale, exchange, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, in ordinary income at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat the Coupon Amounts and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (i) a portion of the such amounts may be attributable to distributions on the Index Constituent Securities that are not attributable to income allocations or that are attributable to allocations of long-term capital gain which, in the case of non-corporate taxpayers, is currently subject to tax at rates more favorable than the rates applicable to ordinary income and (ii) there may be other possible treatments of such amounts that would be more advantageous to holders of the Securities. If your Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”)), you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued but unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will likely be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. The deductibility of capital losses is subject to limitations.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences” on page S-80.

It is possible that your Securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and (ii) an entity that is treated as a partnership for tax purposes is considered to be a pass-thru entity. We understand that the Index is currently primarily composed of entities that are treated as partnerships for tax purposes. It is not entirely clear how Section 1260 of the Code applies in the case of an index that primarily references pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should also apply to the portion of your return on the Securities that is determined by reference to the Index Constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260 of the Code, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents will be recharacterized as ordinary income (and you will be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the leveraged notional amount of the Pass-Thru Index Constituents that are referenced by the Securities) on the date that you purchased your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale, exchange, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to Section 1260 rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 beginning on page S-81 and are urged to consult your own tax advisor regarding the potential application of these rules.

The Internal Revenue Service (the “IRS”) released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis (possibly in excess of the Coupon Amounts), whether gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income (possibly in excess of the Coupon Amounts) over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities in an amount that could exceed the Coupon Amounts that are paid on the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, we intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-80 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Coupon Amount Calculation

The following table illustrates the hypothetical Coupon Amount payable on each Coupon Payment Date over a hypothetical period of five quarters. Each of the hypothetical Coupon Amounts set forth below is for illustrative purposes only and may not be the actual Coupon Amount payable to a purchaser of the Securities on any Coupon Payment Date. The actual Coupon Amount payable on any Coupon Payment Date will be determined by reference to the Reference Distribution Amount calculated as of the corresponding Coupon Valuation Date and the Accrued Tracking Fee (including any Tracking Fee Shortfall) calculated as of the corresponding Coupon Valuation Date and may be substantially different from any amounts set forth below. The numbers appearing in the following table and examples have been rounded for ease of analysis. You may not be paid, and are not guaranteed, a Coupon Amount during the term of the Securities.

Quarter	Current Indicative Value	Reference Distribution Amount as of the applicable Coupon Valuation Date	Accrued Tracking Fee (excluding Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Accrued Tracking Fee (including Tracking Fee Shortfall accrued from Previous Quarter) as of the applicable Coupon Valuation Date*	Coupon Amount	Tracking Fee Shortfall for the Following Quarter
Quarter 1	25.15	0.9528	0.0527	0.0527	0.9001	0
Quarter 2	24.50	0.6512	0.0513	0.0513	0.5999	0
Quarter 3	25.75	0.0000	0.0540	0.0540	0.0000	0.0540
Quarter 4	25.00	0.0330	0.0524	0.1064	0.0000	0.0734
Quarter 5	26.05	1.0152	0.0546	0.1280	0.8872	0

*	Assuming that the total number of calendar days in each quarter is 90.

For additional information and key terms related to the Coupon Amount, please see “Specific Terms of the Securities — Coupon Payment.”

Hypothetical Payment at Maturity, Call, or upon Early Redemption

The following examples illustrate how the Securities would perform at maturity, call, or upon early redemption, in hypothetical circumstances. We have included an example in which the Index Closing Level increases at a constant rate of 1.25% per month for twelve months (Example 1), as well as an example in which the Index Closing Level decreases at a constant rate of 1.25% per month for twelve months (Example 2). In addition, Example 3 shows the Index Closing Level increasing at a constant rate of 1.25% per month for the first six months and then decreasing at a constant rate of 1.25% per month for the next 6 months, whereas Example 4 shows the reverse scenario of the Index Closing Level decreasing at a constant rate of 1.25% per month for the first six months, and then increasing at a constant rate of 1.25% per month for the next six months. For ease of analysis and presentation, the following examples assume that the term of the Securities is twelve months, no Coupon Amount was paid during the term of the Securities, the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call and no Adjusted Coupon Amount will be paid upon call or early redemption, and that no acceleration upon minimum indicative value or Loss Rebalancing Event has occurred. The Financing Rate is assumed to be 1.650%. These examples highlight the effect of the two times leverage and monthly compounding, and the impact of the Accrued Tracking Fee and Accrued Financing Charges on the payment at maturity or call, or upon early redemption, under different circumstances. Because the Accrued Tracking Fee and Accrued Financing

Hypothetical Examples

Charges take into account the performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Tracking Fee and Accrued Financing Charges is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for month twelve are as of the hypothetical Calculation Date; assuming a constant level throughout the Final Measurement Period, and given the indicated assumptions, a holder will receive payment at maturity or call, or upon early redemption, in the indicated amount, according to the indicated formula.

Example 1 — The level of the Index increases at a constant rate of 1.25% for twelve months.

Assumptions:

Annual Tracking Fee:*	0.95%
Financing Rate:	1.650%
Stated Principal Amount:	$25.00
Initial Index Level:	1370.00
Redemption Fee Amount:	0.10%

Month End	Index Closing Level**	Index Performance Ratio	Index Factor	Accrued Financing Charges*	Current Principal Amount	Annual Tracking Fee for the Applicable Month	Accrued Tracking Fee	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D - E)	(F x Annual Tracking Fee)	(Cumulative Total of G)	(F - H)	(I - Redemption Fee Amount)
1	1387.13	0.0125	1.025	0.0344	$25.59	$0.0200	$0.0200	$25.57	$25.55
2	1404.46	0.0125	1.025	0.0352	$26.20	$0.0205	$0.0404	$26.15	$26.13
3	1422.02	0.0125	1.025	0.0360	$26.81	$0.0209	$0.0614	$26.75	$26.73
4	1439.80	0.0125	1.025	0.0369	$27.45	$0.0214	$0.0828	$27.36	$27.34
5	1457.79	0.0125	1.025	0.0377	$28.10	$0.0219	$0.1047	$27.99	$27.96
6	1476.01	0.0125	1.025	0.0386	$28.76	$0.0225	$0.1272	$28.63	$28.60
7	1494.47	0.0125	1.025	0.0395	$29.44	$0.0230	$0.1502	$29.29	$29.26
8	1513.15	0.0125	1.025	0.0405	$30.13	$0.0235	$0.1737	$29.96	$29.93
9	1532.06	0.0125	1.025	0.0414	$30.85	$0.0241	$0.1978	$30.65	$30.62
10	1551.21	0.0125	1.025	0.0424	$31.58	$0.0247	$0.2225	$31.35	$31.32
11	1570.60	0.0125	1.025	0.0434	$32.32	$0.0252	$0.2477	$32.07	$32.04
12	1590.23	0.0125	1.025	0.0444	$33.08	$0.0258	$0.2735	$32.81	$32.78

Cumulative Index Return	16.08%
Return on Securities***	31.11%

*	The Annual Tracking Fee is calculated on an actual/365 basis and the Accrued Financing Charges are calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
**	The Index Closing Level is also the Monthly Initial Closing Level for the following month.
***	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The level of the Index decreases at a constant rate of 1.25% for twelve months.

Assumptions:

Annual Tracking Fee:*	0.95%
Financing Rate:	1.650%
Stated Principal Amount:	$25.00
Initial Index Level:	1370.00
Redemption Fee Amount:	0.10%

Month End	Index Closing Level**	Index Performance Ratio	Index Factor	Accrued Financing Charges*	Current Principal Amount	Annual Tracking Fee for the Applicable Month	Accrued Tracking Fee	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D - E)	(F x Annual Tracking Fee)	(Cumulative Total of G)	(F - H)	(I - Redemption Fee Amount)
1	1352.88	-0.0125	0.975	0.0344	$24.34	$0.0190	$0.0190	$24.32	$24.30
2	1335.96	-0.0125	0.975	0.0335	$23.70	$0.0185	$0.0375	$23.66	$23.64
3	1319.26	-0.0125	0.975	0.0326	$23.07	$0.0180	$0.0555	$23.02	$23.00
4	1302.77	-0.0125	0.975	0.0317	$22.47	$0.0175	$0.0731	$22.39	$22.37
5	1286.49	-0.0125	0.975	0.0309	$21.87	$0.0171	$0.0901	$21.78	$21.76
6	1270.41	-0.0125	0.975	0.0301	$21.30	$0.0166	$0.1068	$21.19	$21.17
7	1254.53	-0.0125	0.975	0.0293	$20.73	$0.0162	$0.1230	$20.61	$20.59
8	1238.85	-0.0125	0.975	0.0285	$20.19	$0.0158	$0.1387	$20.05	$20.03
9	1223.36	-0.0125	0.975	0.0278	$19.65	$0.0153	$0.1541	$19.50	$19.48
10	1208.07	-0.0125	0.975	0.0270	$19.14	$0.0149	$0.1690	$18.97	$18.95
11	1192.97	-0.0125	0.975	0.0263	$18.63	$0.0145	$0.1836	$18.45	$18.43
12	1178.06	-0.0125	0.975	0.0256	$18.14	$0.0142	$0.1977	$17.94	$17.92

Cumulative Index Return	-14.01%
Return on Securities***	-28.30%

*	The Annual Tracking Fee is calculated on an actual/365 basis and the Accrued Financing Charges are calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
**	The Index Closing Level is also the Monthly Initial Closing Level for the following month.
***	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The level of the Index increases at a constant rate of 1.25% per month for the first six months and then decreases at a constant rate of 1.25% per month for the next six months

Assumptions:

Annual Tracking Fee:*	0.95%
Financing Rate:	1.650%
Stated Principal Amount:	$25.00
Initial Index Level:	1370.00
Redemption Fee Amount:	0.10%

Month End	Index Closing Level**	Index Performance Ratio	Index Factor	Accrued Financing Charges*	Current Principal Amount	Annual Tracking Fee for the Applicable Month	Accrued Tracking Fee	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D - E)	(F x Annual Tracking Fee)	(Cumulative Total of G)	(F - H)	(I - Redemption Fee Amount)
1	1387.13	0.0125	1.025	0.0344	$25.59	$0.0200	$0.0200	$25.57	$25.55
2	1404.46	0.0125	1.025	0.0352	$26.20	$0.0205	$0.0404	$26.15	$26.13
3	1422.02	0.0125	1.025	0.0360	$26.81	$0.0209	$0.0614	$26.75	$26.73
4	1439.80	0.0125	1.025	0.0369	$27.45	$0.0214	$0.0828	$27.36	$27.34
5	1457.79	0.0125	1.025	0.0377	$28.10	$0.0219	$0.1047	$27.99	$27.96
6	1476.01	0.0125	1.025	0.0386	$28.76	$0.0225	$0.1272	$28.63	$28.60
7	1457.56	-0.0125	0.975	0.0395	$28.00	$0.0219	$0.1491	$27.85	$27.82
8	1439.35	-0.0125	0.975	0.0385	$27.26	$0.0213	$0.1703	$27.09	$27.07
9	1421.35	-0.0125	0.975	0.0375	$26.54	$0.0207	$0.1911	$26.35	$26.33
10	1403.59	-0.0125	0.975	0.0365	$25.84	$0.0202	$0.2113	$25.63	$25.61
11	1386.04	-0.0125	0.975	0.0355	$25.16	$0.0196	$0.2309	$24.93	$24.91
12	1368.72	-0.0125	0.975	0.0346	$24.50	$0.0191	$0.2500	$24.25	$24.22

Cumulative Index Return	-0.09%
Return on Securities***	-3.10%

*	The Annual Tracking Fee is calculated on an actual/365 basis and the Accrued Financing Charges are calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
**	The Index Closing Level is also the Monthly Initial Closing Level for the following month.
***	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The level of the Index decreases at a constant rate of 1.25% per month for the first six months and then increases at a constant rate of 1.25% per month for the next six months.

Assumptions:

Annual Tracking Fee: *	0.95%
Financing Rate:	1.650%
Stated Principal Amount:	$25.00
Initial Index Level:	1370.00
Redemption Fee Amount:	0.10%

Month End	Index Closing Level**	Index Performance Ratio	Index Factor	Accrued Financing Charges*	Current Principal Amount	Annual Tracking Fee for the Applicable Month	Accrued Tracking Fee	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount
A	B	C	D	E	F	G	H	I	J
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D - E)	(F x Annual Tracking Fee)	(Cumulative Total of G)	(F - H)	(I - Redemption Fee Amount)
1	1352.88	-0.0125	0.975	0.0344	$24.34	$0.0190	$0.0190	$24.32	$24.30
2	1335.96	-0.0125	0.975	0.0335	$23.70	$0.0185	$0.0375	$23.66	$23.64
3	1319.26	-0.0125	0.975	0.0326	$23.07	$0.0180	$0.0555	$23.02	$23.00
4	1302.77	-0.0125	0.975	0.0317	$22.47	$0.0175	$0.0731	$22.39	$22.37
5	1286.49	-0.0125	0.975	0.0309	$21.87	$0.0171	$0.0901	$21.78	$21.76
6	1270.41	-0.0125	0.975	0.0301	$21.30	$0.0166	$0.1068	$21.19	$21.17
7	1286.29	0.0125	1.025	0.0293	$21.80	$0.0170	$0.1238	$21.67	$21.65
8	1302.37	0.0125	1.025	0.0300	$22.31	$0.0174	$0.1412	$22.17	$22.15
9	1318.65	0.0125	1.025	0.0307	$22.84	$0.0178	$0.1591	$22.68	$22.66
10	1335.13	0.0125	1.025	0.0314	$23.38	$0.0183	$0.1773	$23.20	$23.18
11	1351.82	0.0125	1.025	0.0321	$23.93	$0.0187	$0.1960	$23.74	$23.71
12	1368.72	0.0125	1.025	0.0329	$24.50	$0.0191	$0.2151	$24.28	$24.26

Cumulative Index Return	-0.09%
Return on Securities***	-2.96%

*	The Annual Tracking Fee is calculated on an actual/365 basis and the Accrued Financing Charges are calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
**	The Index Closing Level is also the Monthly Initial Closing Level for the following month.
***	Assumes that the Securities were redeemed.

Hypothetical Examples

Hypothetical Payment at Acceleration

The following example illustrates how the Securities would perform at acceleration in hypothetical circumstances. Example 5 assumes that the Index Closing Level decreases at a constant rate of 7.0% per month for eleven months, resulting in an acceleration upon minimum indicative value in month eleven. For ease of analysis and presentation, the following example assumes that the term of the Securities is twelve months, no Coupon Amount was paid during the term of the Securities and that the Reference Distribution Amount for each applicable period is zero, no Stub Reference Distribution Amount will be paid at maturity or call and no Adjusted Coupon Amount will be paid upon call or early redemption, that no Loss Rebalancing Event has occurred and that no acceleration upon minimum indicative value has occurred until month eleven. The Financing Rate is assumed to be 1.650%. This example highlights the effect of the two times leverage and monthly compounding, and the impact of the Accrued Tracking Fee and Accrued Financing Charges on the payment upon acceleration. Because the Accrued Tracking Fee and Accrued Financing Charges take into account the performance of the Index, as measured by the Index Closing Level, the absolute level of the Accrued Tracking Fee and Accrued Financing Charges is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in this example have been rounded for convenience. The Acceleration Amount figure for month eleven is as of the hypothetical first Index Business Day of the Acceleration Measurement Period; assuming a constant level throughout the Acceleration Measurement Period, and given the indicated assumptions, a holder will receive payment at acceleration in the indicated amount, according to the indicated formula. The example below assumes that the Securities are not called or redeemed in month eleven and that all investors holding the Securities in month eleven receive the Acceleration Amount.

Hypothetical Examples

Example 5 — The level of the Index decreases at a constant rate of 7.0% per month until an acceleration upon minimum indicative value is triggered in month eleven.

Assumptions:

Annual Tracking Fee: *	0.95%
Financing Rate:	1.650%
Stated Principal Amount:	$25.00
Initial Index Level:	1370.00
Redemption Fee Amount:	0.10%

Month End	Index Closing Level**	Index Performance Ratio	Index Factor	Accrued Financing Charges*	Current Principal Amount	Annual Tracking Fee for the Applicable Month	Accrued Tracking Fee	Cash Settlement Amount/ Call Settlement Amount	Redemption Amount	Acceleration Amount
A	B	C	D	E	F	G	H	I	J	K
		((Index Valuation Level - Monthly Initial Closing Level) / Monthly Initial Closing Level)	1 + (2 x C)	(Current Principal Amount x Financing Rate x Act/360)	(previous Current Principal Amount x D - E)	(F x Annual Tracking Fee)	(Cumulative Total of G)	(F - H)	(I - Redemption Fee Amount)
1	1274.10	-0.0700	0.860	0.0344	$21.47	$0.0168	$0.0168	$21.45	$21.43	N/A
2	1184.91	-0.0700	0.860	0.0295	$18.43	$0.0144	$0.0312	$18.40	$18.38	N/A
3	1101.97	-0.0700	0.860	0.0253	$15.83	$0.0124	$0.0435	$15.78	$15.77	N/A
4	1024.83	-0.0700	0.860	0.0218	$13.59	$0.0106	$0.0541	$13.53	$13.52	N/A
5	953.09	-0.0700	0.860	0.0187	$11.67	$0.0091	$0.0632	$11.60	$11.59	N/A
6	886.38	-0.0700	0.860	0.0160	$10.02	$0.0078	$0.0711	$9.95	$9.94	N/A
7	824.33	-0.0700	0.860	0.0138	$8.60	$0.0067	$0.0778	$8.52	$8.52	N/A
8	766.63	-0.0700	0.860	0.0118	$7.39	$0.0058	$0.0835	$7.30	$7.29	N/A
9	712.96	-0.0700	0.860	0.0102	$6.34	$0.0050	$0.0885	$6.25	$6.25	N/A
10	663.06	-0.0700	0.860	0.0087	$5.44	$0.0043	$0.0927	$5.35	$5.35	N/A
11	616.64	-0.0700	0.860	0.0075	N/A	$0.0037	$0.0964	N/A	N/A	$4.58

Cumulative Index Return	-54.99%
Return on Securities***	-81.69%

*	The Annual Tracking Fee is calculated on an actual/365 basis and the Accrued Financing Charges are calculated on an actual/360 basis. However, 30 day months are assumed for the above calculations.
**	The Index Closing Level is also the Monthly Initial Closing Level for the following month.
***	Assumes that the Securities were accelerated.

You may receive Coupon Amounts during the term of the Securities, a Stub Reference Distribution Amount at maturity, call or acceleration, or an Adjusted Coupon Amount upon call, acceleration or early redemption, which would cause the return received by a hypothetical holder of Securities to be higher than that set forth in the hypothetical examples above. The hypothetical returns displayed in all of the examples above do not reflect any Coupon Amounts you may be entitled to receive during the term of the Securities, any Stub Reference Distribution Amount you may be entitled to receive at maturity, call or acceleration, or any Adjusted Coupon Amount you may be entitled to receive upon call, acceleration or early redemption. If any Coupon Amounts were paid during the term of the Securities, any Stub

Hypothetical Examples

Reference Distribution Amount was paid upon maturity, call or acceleration, or any Adjusted Coupon Amount were payable upon call, acceleration or early redemption, the hypothetical Cash Settlement Amounts, Call Settlement Amounts, Acceleration Amounts or Redemption Amounts displayed above would have been higher (as a portion of the Accrued Tracking Fee would have been offset in calculating the Coupon Amounts or Adjusted Coupon Amount and/or the Cash Settlement Amounts, Call Settlement Amounts or Acceleration Amounts would have been increased by the Stub Reference Distribution Amount).

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity, call or acceleration, or upon early redemption, as the case may be, and the rate of return on the Securities will depend on whether the compounded leveraged monthly return of the Index will be sufficient to offset the combined negative effects of the Accrued Tracking Fee and the Accrued Financing Charges over the relevant period, and the Redemption Fee Amount, and whether any Coupon Amount was paid during the term of the Securities, any Stub Reference Distribution Amount is payable at maturity, call or acceleration or any Adjusted Coupon Amount is payable upon call, acceleration or early redemption. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your Securities, if any, on the Maturity Date, Call Settlement Date, Acceleration Settlement Date or the relevant Redemption Date, as applicable, may be very different from the information reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Closing Level, on any Index Business Day, the Index Valuation Level, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above are for illustrative purposes only and do not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities involves significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the return on the Securities is linked to the leveraged performance of the Index and any distributions made with respect to the Index Constituents. The Securities are two times leveraged with respect to the Index and, as a result, will benefit from two times any beneficial, but will be exposed to two times any adverse, monthly performance of the Index. As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the energy market to which the Index Constituents are tied and other events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Constituents or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

The Securities do not guarantee any minimum payment at maturity or call, or upon acceleration or early redemption, nor do they pay interest or guarantee payment of any Coupon Amount. You may lose all or a substantial portion of your investment in the Securities.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon acceleration or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon acceleration or early redemption will be based primarily on the compounded leveraged monthly performance of the Index, and will be reduced by the Accrued Tracking Fee and the Accrued Financing Charges and, if applicable, the Redemption Fee Amount. In addition, any Coupon Amount will be reduced by the Accrued Tracking Fee, which includes any applicable Tracking Fee Shortfall. The terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor guarantee payment of any Coupon Amount. As a result, you may lose all or a substantial portion of your investment in the Securities if the level of the Index decreases or does not increase by an amount sufficient, together with the Coupon Amounts, to offset those fees. Furthermore, even if the level of the Index increases, your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

Even if the Index Valuation Level at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you purchased the Securities, or the applicable Index Valuation Level is greater than the Index Closing Level on the Initial Trade Date, you may receive less than your initial investment in the Securities.

Because the return on your Securities at maturity or call, or upon redemption or acceleration, is dependent upon the month-over-month compounded leveraged performance of the Index prior to the Maturity Date, Call Settlement Date, Acceleration Settlement Date or Redemption Date, and is also subject to the Accrued Tracking Fee (including the Tracking Fee Shortfall or the Adjusted Tracking Fee Shortfall, as applicable) and the Accrued Financing Charges, even if the Index Valuation Level at maturity or call, or upon early redemption or acceleration, has increased relative to the Index Closing Level at the time you purchased the Securities, or the Monthly Initial Closing Level is greater than the Index Closing Level on the Initial Trade Date, there is no guarantee that you will receive a positive return on, or a full return of, your initial investment. The Accrued Tracking Fee and Accrued Financing Charges

Risk Factors

will also reduce the positive effect of any distributions by the Index Constituents, as reflected in any Coupon Amounts that you may receive. See “— You are not guaranteed any coupon payments.” In addition, if you redeem your Securities prior to maturity, you will be charged a Redemption Fee Amount equal to 0.10% of the product of the Current Principal Amount and the Index Factor as of the Redemption Valuation Date, unless we determine to waive the Redemption Fee Amount in our sole discretion. The leveraged monthly return will need to offset the impact of the Accrued Tracking Fee and the Accrued Financing Charges each month for the Current Principal Amount to increase. Further, even if at maturity or call, or upon early redemption or acceleration, the Index Valuation Level has increased relative to the Index Closing Level at the time you purchased the Securities, or the Monthly Initial Closing Level is greater than the Index Closing Level on the Initial Trade Date, this may not be enough to offset prior months of adverse monthly performance which could have reduced the Current Principal Amount below its value at the time you purchased the Securities. Similarly, any beneficial movement of the Index Closing Level during a month will not be reflected in the Current Principal Amount unless that beneficial movement is sustained at the end of the month.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments.

The Securities are not suitable for all investors. In particular, the Securities entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant two times leverage on a monthly basis, and the consequences of seeking monthly leveraged investment results generally. Investing in the Securities is not equivalent to a direct investment in the Index because the Current Principal Amount is reset each month, resulting in the compounding of monthly returns. The Current Principal Amount is also subject to the Accrued Tracking Fee and the Accrued Financing Charges, which can adversely affect returns. The amount you receive at maturity, call or acceleration, or upon an earlier redemption, will be contingent upon the compounded leveraged monthly performance of the Index during the term of the Securities. There is no guarantee that you will receive at maturity, call or acceleration, or upon an earlier redemption, your initial investment or any return on that investment. Significant adverse monthly performances for your Securities may not be offset by any beneficial monthly performances of the same magnitude.

Leverage increases the sensitivity of your Securities to changes in the level of the Index, which means that decreases in the level of the Index will result in a significantly greater decrease in the amount, if any, that you will receive on your Securities, than if you invested in otherwise equivalent securities linked to the Index that are not leveraged.

Because the Securities are leveraged, changes in the Index Closing Level as of any Monthly Valuation Date, as compared to the most recent Monthly Initial Closing Level, will have a greater impact on the Current Principal Amount, and therefore the amount, if any, that you will receive on your Securities, than if you invested in securities linked to the Index that are not leveraged. In particular, any decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater decrease in the Current Principal Amount, and therefore on your payment at maturity, acceleration, call or upon redemption, and you will suffer losses on your investment in the Securities substantially greater than you would if your securities did not contain a leverage component.

If the Index Closing Level as of any Monthly Valuation Date declines as compared to the most recent Monthly Initial Closing Level such that the Current Principal Amount decreases to a degree such that the indicative value of the Securities falls below $5.00, your Securities will be automatically accelerated, as

Risk Factors

described in more detail under “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value” beginning on page S-68. Because of the leverage component of the Securities, the indicative value of the Securities may fall below $5.00, and an acceleration may be triggered, as the result of a smaller decrease in such Index Closing Level than would be required to trigger such acceleration if the Securities were not leveraged.

In addition, the calculation of the number of units of each Index Constituent Security that the Reference Holder is deemed to hold depends on the Current Principal Amount, as described in more detail in “Specific Terms of the Securities — Coupon Payment” beginning on page S-56. As a result, any increase or decrease in the Index Closing Level on any Monthly Valuation Date as compared to the most recent Monthly Initial Closing Level will result in a significantly greater corresponding increase or decrease in the number of units of each Index Constituent Security that the Reference Holder is deemed to hold, and therefore a greater increase or decrease in the potential Coupon Amount, than if your Securities did not contain a leverage component.

Due to the effect of monthly compounding, if the Current Principal Amount increases, any subsequent monthly decrease of the Index level will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single month from a monthly decrease of the Index level will increase correspondingly so that the dollar amount lost will be greater than if the Current Principal Amount were maintained at a constant level. This means that if you invest in the Securities, you could lose more than 2% of your initial investment for each 1% monthly decrease of the Index level.

Due to the effect of monthly compounding, if the Current Principal Amount decreases, any subsequent increase of the Index level will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single month from a monthly increase of the Index level will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any monthly increase of the Index level will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger monthly increases of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. Further, if you invest in the Securities, you could gain less than 2% of your initial investment for each 1% monthly increase of the Index level.

The Current Principal Amount is reset monthly (or under certain circumstances, more frequently upon the occurrence of a Loss Rebalancing Event), and the leverage of the Securities during the period between dates on which the Current Principal Amount is reset may be greater than or less that 2.0.

The Current Principal Amount is reset monthly or more frequently upon the occurrence of a Loss Rebalancing Event. Resetting the Current Principal Amount has the effect of resetting the then-current leverage to approximately 2.0. During the period between Monthly Reset Dates and/or Loss Rebalancing Reset Dates, as applicable, the leverage of the Securities will depend on changes in the level of the Index and may be greater or less than 2.0. If the level of the Index on any Index Business Day has increased from the level of the Index on the preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, the leverage of the Securities will be less than 2.0; conversely, if the level

Risk Factors

of the Index on any Index Business Day has decreased from the level of the Index on the preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, the leverage of the Securities will be greater than 2.0. Thus, the leverage of your Securities on the date that you purchase them may be greater or less than 2.0, depending on the performance of the Index since the most recent Monthly Valuation Date or Loss Rebalancing Valuation Date.

The Accrued Financing Charges may be greater than financing costs that you would incur in an alternative investment or if you borrowed funds from a third party.

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the level of the Index, and are intended to approximate the financing costs that investors may have otherwise incurred had they sought an alternative investment or to borrow funds at a similar rate from a third party to invest in the Securities. However, there is no guarantee that the Accrued Financing Charges will correspond to the lowest level of financing costs that may be available to you. If the Accrued Financing Charges are greater than the financing costs you may otherwise incur or accrue from borrowing available funds from a third party for the same time period, your return on the Securities may be less than your return on an investment in a different instrument linked to the performance of the Index where you used funds borrowed on more favorable terms from the third party to leverage your investment in such instrument.

Due to the effect of monthly compounding and the effect of resetting the Current Principal Amount on each Monthly Reset Date (and, in the event of a Loss Rebalancing Event, on each Loss Rebalancing Reset Date), decreases in the Current Principal Amount may result in a reduction in the Coupon Amount even if the gross cash distributions on the Index Constituent Securities remain constant or increase over time.

As described under “Specific Terms of the Securities — Coupon Payment,” the Coupon Amount is determined based on the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, and the number of Index Constituent Securities held by the Reference Holder depends in part on the Current Principal Amount. If the Current Principal Amount decreases, the Reference Holder is deemed to hold fewer units of each Index Constituent Security. The Current Principal Amount is reset on every Monthly Reset Date, and is also reset on any Loss Rebalancing Reset Date, in each case, with the intent of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio.

If the Current Principal Amount decreases as a result of such reset, then the number of units the Reference Holder is deemed to hold will also decrease, resulting in a lower Coupon Amount payable on the Securities than if the Current Principal Amount had remained constant, which means that the Coupon Amount may decrease even if the total gross cash distributions on the Index Constituent Securities remain constant. In addition, even if there is an increase in the total gross cash distributions on the Index Constituent Securities, the Coupon Amount payable on the Securities may still decrease if such increase in gross cash distributions is insufficient to offset the decrease in the Current Principal Amount.

Changes in the LIBOR rate may affect the value of your Securities.

Your payment at maturity or call, or upon acceleration or redemption, will be reduced, in part, by the Accrued Financing Charges over the relevant period, which are linked, in part, to the three-month U.S. Dollar LIBOR rate. As a result, if the three-month U.S. Dollar LIBOR rate increases during the term of the Securities, the Accrued Financing Charges will increase at a faster rate, which will reduce the amount payable on your Securities at maturity or call, or upon acceleration or redemption, and may adversely affect the market value of your Securities.

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In addition, concerns about the under-reporting and manipulation of interbank lending rates, which are used to calculate LIBOR, have existed since 2008. Final rules for the regulation and supervision of LIBOR by the Financial Conduct Authority (the “FCA”) were published and came into effect on April 2, 2013 (the “FCA Rules”). In particular, the FCA Rules include requirements that (1) an independent LIBOR administrator monitor and survey LIBOR submissions to identify breaches of practice standards and/or potentially manipulative behavior, and (2) firms submitting data to LIBOR establish and maintain a clear conflicts of interest policy and appropriate systems and controls. In addition, ICE Benchmark Rate Administration Ltd. (the “ICE Administration”) has been appointed as the independent LIBOR administrator, effective February 1, 2014.

It is not possible to predict the effect of the FCA Rules, any changes in the methods pursuant to which the LIBOR rates are determined or any other reforms to LIBOR that will be enacted in the U.K. or elsewhere, which may adversely affect the trading market for LIBOR-based securities. Any such changes or reforms to LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR rates, which could have an adverse impact on the value of your Securities. In addition, any changes announced by the FCA, the ICE Administration or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the Accrued Financing Charges and the value of your Securities may be affected.

You are not guaranteed any coupon payments.

The Accrued Tracking Fee will reduce the positive effect of any distributions by the Index Constituents, as reflected in any Coupon Amounts that you may receive. You will not receive a coupon payment on a Coupon Payment Date if the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, is less than or equal to the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date. The resulting Tracking Fee Shortfall, which is the difference between the Accrued Tracking Fee and the Reference Distribution Amount, will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. Distributions, if any, by the Index Constituents may be minimal or even zero in any given period, which would cause the Tracking Fee Shortfall to increase. The Tracking Fee Shortfall as of the final Coupon Valuation Date, if any, will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period.

Similarly, you will not receive a coupon payment on a Redemption Date, the Call Settlement Date or the Acceleration Settlement Date if the Adjusted Reference Distribution Amount, calculated as of Redemption Valuation Date, the Call Valuation Date or the Acceleration Valuation Date, as applicable, is less than the Adjusted Tracking Fee and Redemption Fee Amount, calculated as of the Redemption Valuation Date, or the Adjusted Tracking Fee calculated as of the Call Valuation Date or the Acceleration Valuation Date, as applicable. The resulting Adjusted Tracking Fee Shortfall, which is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, will be included in the calculation of the Accrued Tracking Fee as of the Redemption Valuation Date or the last Index Business Day in the Call Measurement Period or the Acceleration Valuation Period, as applicable.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon early redemption or acceleration, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived

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creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption or acceleration. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities, and, in addition, a deterioration in our credit ratings may have a negative effect on the market value of the Securities.

The Securities may be automatically accelerated and mandatorily redeemed, resulting in a loss of all or a substantial portion of your investment.

As described in more detail under “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value” beginning on page S-68, in the event the indicative value of the Securities equals $5.00 or less on any Index Business Day, the Securities will be automatically accelerated and mandatorily redeemed by UBS and you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein. The Acceleration Amount you receive on the Acceleration Settlement Date may be significantly less than $5.00 per Security and may be zero if the level of the Index continues to decrease during one or more Index Business Days during the Acceleration Valuation Period. It is possible that the market prices of the relevant Index Constituent Securities, and therefore the Index Closing Level, may vary significantly between the Acceleration Date and the time the Acceleration Amount is calculated, including potentially as a result of our trading activities during this period. As a result, depending on the level of the Index on such Index Business Day, you may lose all or a substantial portion of your investment in the Securities. The Securities will be automatically accelerated and redeemed even if the indicative value on that Index Business Day or any subsequent Index Business Day would exceed $5.00. High volatility and/or unexpected market conditions in the natural gas industry could result in significant movements in the level of the Index, which, in turn, may trigger the automatic acceleration and mandatory redemption of the Securities.

In addition, if the Securities are automatically accelerated and mandatorily redeemed by UBS, you will not benefit from any subsequent increase in the Index Closing Level after the end of the Acceleration Valuation Period, even if such increase occurs prior to the Acceleration Settlement Date. Instead, you will receive the Acceleration Amount as determined by the Security Calculation Agent as described herein, which payment may be equal to zero.

The Current Principal Amount will not be reset during or after any Measurement Period, even if a Monthly Reset Date or Loss Rebalancing Event would otherwise have occurred during such Measurement Period, which may adversely affect the value of your Securities as compared to their value if the Current Principal Amount had been reset.

If a day that would otherwise be a Monthly Reset Date falls within any Measurement Period, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities. In addition, no Loss Rebalancing Event will occur on any Excluded Day, which includes any Index Business Day within any Measurement Period. As a result, the value of your Securities may be adversely affected compared to their value if the Current Principal Amount had

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been reset during such Measurement Period. For example, if, in the absence of the applicable Measurement Period, the Current Principal Amount would have increased on the applicable Monthly Reset Date or Loss Rebalancing Reset Date, then the payment you receive at maturity, call or acceleration, if any, would be less than you would have received if the Current Principal Amount had been reset.

The Index Valuation Level, which determines, in part, your payment on the Maturity Date or upon redemption, acceleration or UBS’s exercise of its Call Right, may be less than the Index Closing Level on the Maturity Date, Acceleration Date or Call Settlement Date, or at other times during the term of the Securities.

The Index Closing Level on the Maturity Date, a Redemption Date or Call Settlement Date, any Index Business Day in the Acceleration Valuation Period or at other times during the term of the Securities, including dates near the Final Measurement Period, the Redemption Valuation Date, Acceleration Valuation Period or Call Measurement Period, as applicable, could be higher than the Index Valuation Level, because the Index Valuation Level is calculated based on the Index Closing Levels measured on each Index Business Day in the Final Measurement Period, Call Measurement Period, or Acceleration Valuation Period, or on the Redemption Valuation Date, as applicable. This difference could be particularly large if there is a significant increase in the Index Closing Level after the Final Measurement Period, Call Measurement Period, or Acceleration Valuation Period, or on a Redemption Valuation Date, as applicable, if there is a significant decrease in the Index Closing Level around the Final Measurement Period, Call Measurement Period, or Acceleration Valuation Period, or on a Redemption Valuation Date, as applicable. Significant volatility in the Index Closing Levels during the term of the Securities may make this more likely. Your payment will not reflect any subsequent increase in the Index Closing Level following the relevant valuation period or date.

Upon the occurrence of a Loss Rebalancing Event, the Securities will be deleveraged, with the aim of resetting the then-current leverage to approximately 2.0.

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0 based on the Index Performance Ratio as of the Loss Rebalancing Valuation Date. Loss Rebalancing Events can occur multiple times during the term of the Securities and multiple times within the same calendar month. This means that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event a constant percentage increase in the Index Closing Level will have less of a positive effect on your Securities relative to before the occurrence of such Loss Rebalancing Event.

Upon acceleration, the market value of the Securities, and your ability to sell or redeem the Securities, may be adversely affected.

The Acceleration Amount you receive will likely be significantly less than the Stated Principal Amount of the Securities and, if the Index Closing Level continues to decrease precipitously from the Acceleration Date to the last Index Business Day of the Acceleration Valuation Period, may be equal to zero. An acceleration upon minimum indicative value may adversely impact your ability to sell your Securities and/or the price at which you may be able to sell your Securities. In addition, if you do not elect to redeem your Securities on or before the fourth Index Business Day of the Acceleration Valuation Period, you will not be able to do so and will instead receive the Acceleration Amount, calculated as described in “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value” beginning on page S-68.

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If the Securities are automatically accelerated and mandatorily redeemed, the Acceleration Amount you receive on the Acceleration Settlement Date may be less than the Redemption Amount you would have received if you had chosen to redeem your Securities prior to the final Redemption Date.

In the event of an acceleration, the final day on which you may elect to redeem your Securities will be the fourth Index Business Day of the Acceleration Valuation Period, and the final Redemption Valuation Date will be the fifth Index Business Day of the Acceleration Valuation Period. As described in more detail under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” on page S-63, the Redemption Amount will be calculated based in part upon the Index Valuation Level, which is calculated differently with respect to a Redemption Valuation Date that falls within the Acceleration Valuation Period from how it is calculated for purposes of the Acceleration Amount. This difference means that Index Closing Levels on Business Days that fall after the Redemption Valuation Date will not be taken into account when calculating the Index Valuation Level for purposes of the Redemption Amount. As a result, if the Index Closing Levels during the portion of the Acceleration Valuation Period that occurs after the Redemption Valuation Date are lower than the Index Closing Levels during the portion of the Acceleration Valuation Period that occurs on or before the Redemption Valuation Date, the Redemption Amount will be greater than the Acceleration Amount.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date, unless we elect to waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver. You may only redeem your Securities on a Redemption Date if we receive a notice of redemption from your broker by no later than 12:00 noon (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 12:00 noon (New York City time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective and we will not redeem your Securities on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “— Redemption Procedures” beginning on pages S-63 and S-65, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities. Your notice to us to redeem your Securities is irrevocable and must be received by us no later than 12:00 noon, New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the Index Business Day following the date on which such notice and confirmation are received by us, except that we reserve the right from time to time to accelerate, in our sole discretion on a

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case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities, and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning interests in the Index Constituents or a security directly linked to the performance of the Index.

The return on your Securities will not reflect the return you would have realized if you had actually owned interests in the Index Constituents or a security directly linked to the two times leveraged long performance of the Index, compounded monthly, measured using any method other than closing levels, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Accrued Tracking Fee, the Accrued Financing Charges and any Redemption Fee Amount, which are costs the Index Constituents do not have. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the Securities may not increase by twice the same amount or may even decline due to the amount of the Accrued Tracking Fee and the Accrued Financing Charges, any lack of liquidity, the actual or perceived credit of UBS and other potential factors. The IRS could possibly assert, however, that you should be treated as owning such Index Constituent Securities for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

You have no interests in any of the Index Constituents underlying the Index or rights to receive any equity securities.

Investing in the Securities will not make you a holder of any interest in an Index Constituent. Neither you nor any other holder or owner of the Securities will have any voting rights, any right to receive distributions or any other rights with respect to the Index Constituent Securities. The Cash Settlement Amount, Acceleration Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the Index Constituents.

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the last Index Business Day in the Final Measurement Period when the Security Calculation Agent will determine your payment at maturity (or the relevant valuation date or period if the Securities are subject to a call, acceleration or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level) and of options or other financial instruments relating to the Index;

➢

the market prices of the Index Constituent Securities, which may be affected by, among other things, regulatory and tax developments affecting MLPs and LLCs generally and the Index Constituents specifically, competition among both MLPs and LLCs and other lenders, the ability of the Index Constituents to retain key management personnel, their ability to raise additional capital and borrowers’ ability to meet their obligations to the Index Constituents;

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➢	the dividend or distribution rate paid by the Index Constituents;

➢	the time remaining to the maturity of the Securities;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;

➢	interest rates;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the Index Constituent Securities, or that affect market prices or volatility generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals and we may issue and sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities. We may suspend or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities could vary materially over the term of the Securities. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities at one time in order to exercise your right to redeem your Securities on any Redemption Date.

We may issue and sell additional Securities at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities from time to time at a price that is higher or lower than the Stated Principal Amount, based on the indicative value of the Securities at that time. The price of the Securities in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities. However, we are under no obligation to issue or sell additional Securities at any time, and if we do sell additional Securities, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities, we reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the trading price.

Risk Factors

The Securities may trade at a substantial premium to or discount from the intraday indicative value which could, in certain circumstances, result in a loss of all or a substantial portion of your investment in the Securities.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to suspend sales of the Securities for any reason, the liquidity of the market for the Securities could be affected, potentially leading to insufficient supply, causing the market price of the Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities, it would reserve the right to resume selling additional Securities at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value.

Conversely, suspension of additional issuances of the Securities can also result in a significant reduction in the number of outstanding Securities if investors subsequently exercise their early redemption right. If the total number of outstanding Securities has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in the Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your Securities at a discounted market price below the intraday indicative value of the Securities could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities.

The Index Sponsor may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day closing value of the Index, which could result in the Securities being delisted from NYSE Arca.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca under the symbol “MLPZ.” The Index Sponsor is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If the Index Sponsor discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If the Securities become delisted, the liquidity of the market for the Securities may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange.

The Index Sponsor may adjust the Index in a way that affects the Index Closing Level, and the Index Sponsor has no obligation to consider your interests as a holder of the Securities.

The Index Sponsor is responsible for calculating and publishing the Index, and can add, delete or substitute the Index Constituent Securities or make other methodological changes that could change the Index Closing Level. You should realize that the changing of equity securities included in the Index may affect the Index, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces. Additionally, the Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. The Index Sponsor has no obligation to consider your interests as a holder of the Securities in calculating or revising the Index. See “S&P MLP Index.”

Risk Factors

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (E-TRACS) issued prior June 14, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A”. UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 14, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Sponsor, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the Index Valuation Level is not available because of a market disruption event or for any other reason, the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Valuation Level that would have prevailed in the absence of the market disruption event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the Index Valuation Level is required to be determined, the Security Calculation Agent will instead make a good faith estimate in its sole discretion of the Index Valuation Level.

In addition, changes by the Index Sponsor of its policies relating to the Index, the calculation of the Index or to Index Constituent Securities could affect the level of the Index and, therefore, the value of your Securities. The Index Sponsor could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Sponsor has no obligation to consider your interests in calculating or revising the Index.

There are uncertainties regarding the Index because of its limited performance history.

The Index was launched on September 6, 2007, and therefore has a limited history. The Index Sponsor has calculated the returns that hypothetically might have been generated had the Index been created in the past, but those calculations are subject to many limitations. Unlike historical performance, such calculations do not reflect actual trading, liquidity constraints, fees, and other costs. In addition, the models used to calculate these hypothetical returns are based on certain data, assumptions and estimates. Different models or models using different data, assumptions or estimates might result in materially different hypothetical performance. In addition, because the Index has no history prior to September 6, 2007, limited historical information will be available for you to consider in making an independent investigation of the Index performance, which may make it difficult for you to make an informed decision with respect to an investment in the Securities.

Estimated historical, and historical, levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, call or acceleration, or upon early redemption, may bear little relation to the historical performance of the Index, which is limited as of the date of this prospectus supplement, or the past estimated historical performance of the Index. The performance of the Index Constituent Securities will determine the Index Closing Level on any Index Business Day and on any given date of determination or

Risk Factors

at other times during the term of the Securities. In addition, the effect of leverage and compounding will cause the return on the Securities to be different from what historical levels of the Index may indicate. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities.

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

The Securities have been approved for listing, subject to official notice of issuance, on NYSE Arca. However, we are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to do so and may stop at any time. As a result, if an active secondary market develops, we expect that investors will purchase and sell the Securities primarily in this secondary market. Even if an active secondary market for the Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in the Index Constituent Securities, futures, options, exchange-traded funds or other derivative products on such Index Constituent Securities or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-79, UBS or its affiliates may hedge their obligations under the Securities by purchasing the Index Constituent Securities, futures or options on the Index Constituent Securities or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index, and they may adjust these hedges by, among other things, purchasing or selling the Index Constituent Securities, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the Index Constituent Securities or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such Index Constituent Securities and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the Index Constituent Securities and other investments relating to the Index Constituent Securities or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the Index Constituent Securities and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any Index Constituent Securities or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities could adversely affect the level of the Index and, therefore, the indicative value of the Securities, which could trigger an acceleration upon minimum indicative value. In addition, we would expect to continue to engage in these activities during the Acceleration Valuation Period; accordingly, these activities could have an adverse effect on the Acceleration Amount. Furthermore, any of these activities, if occurring during the Final Measurement Period, Acceleration Valuation Period or Call Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity, call or upon redemption or acceleration.

Risk Factors

We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the Index Constituent Securities, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. The Securities are linked to an Index that is intended to measure the composite performance of energy MLPs and LLCs. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

UBS and its affiliates have no affiliation with the Index Sponsor and are not responsible for their public disclosure of information.

We and our affiliates are not affiliated with the Index Sponsor (except for licensing arrangements discussed under “S&P MLP Index — License Agreement”) and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Sponsor discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call, acceleration or redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption, acceleration or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-72 and “Specific Terms of the Securities — Security Calculation Agent” on page S-72. The Index Sponsor is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Sponsor and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Index or the Index Sponsor. You, as an investor in the Securities, should make your own independent investigation into the Index Sponsor and the Index.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Securities that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

An Index Constituent may be replaced upon the occurrence of certain adverse events.

An exchange may replace or delist an MLP or LLC included in the Index. Procedures have been established by the Index Sponsor to address such events, which may include, among other things, a market disruption event (as it pertains to the Index) or the replacement or delisting of an MLP or LLC. There can be no assurance, however, that a market disruption event (as it pertains to the Index), the replacement or delisting of the Index Constituents, or any other force majeure event, will not have an

Risk Factors

adverse or distortive effect on the Index Closing Level or the manner in which it is calculated and, therefore, may have any adverse impact on the value of the Securities. An Index Constituent may also be removed from the Index, as described under “S&P MLP Index — Index Construction” and “— Index Maintenance.”

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption or acceleration. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-72. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a market disruption event affecting the Index Constituent Securities or the Index has occurred or is continuing on a day during the Call Measurement Period, Acceleration Valuation Period or the Final Measurement Period, or on a Monthly Valuation Date or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Security Calculation Agent can postpone the determination of the Index Valuation Level and thus the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date if a market disruption event occurs during the applicable measurement period.

The determination of the Index Valuation Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing during the Final Measurement Period, the Acceleration Valuation Period or the Call Measurement Period, or on the Redemption Valuation Date. If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Index Business Day after that day on which no market disruption event occurs or is continuing. In no event, however, will the Final Measurement Period, Call Measurement Period, Acceleration Valuation Period or Redemption Valuation Date for the Securities be postponed by more than three Index Business Days. As a result, the applicable Redemption Date, the Call Settlement Date, the Acceleration Settlement Date or the Maturity Date for the Securities could also be postponed, although not by more than three Index Business Days. If the Final Measurement Period, Call Measurement Period, Acceleration Valuation Period, or Redemption Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final day in the Final Measurement Period, Acceleration Valuation Period, or the Call Measurement Period, or will be the Redemption Valuation Date. If a market disruption event is occurring on the last possible day in the Final Measurement Period, Acceleration Valuation Period or the Call Measurement Period, or on the Redemption Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

The Security Calculation Agent can postpone the determination of the Index Closing Level and thus the applicable Monthly Valuation Date if a market disruption event occurs on the Monthly Valuation Date.

The determination of the Index Closing Level may be postponed if the Security Calculation Agent determines that a market disruption event has occurred or is continuing on the Monthly Valuation Date.

Risk Factors

If such a postponement occurs, then the Security Calculation Agent will instead use the Index Closing Level on the first Exchange Business Day on which no Market Disruption Event with respect to the Index occurs or is continuing and the Monthly Reset Date will be the next following Exchange Business Day. In no event, however, will the Monthly Valuation Date for the Securities be postponed by more than three Index Business Days. As a result, the applicable Monthly Reset Date for the Securities could also be postponed, although not by more than three Exchange Business Days. If the Monthly Valuation Date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the Monthly Valuation Date and the Monthly Reset Date will be the next following Exchange Business Day. If a market disruption event is occurring on the Monthly Valuation Date, then the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the market disruption event. See “Specific Terms of the Securities — Market Disruption Event.”

We reserve the right from time to time to waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the date on which the notice of redemption is received by us rather than the following Index Business Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to the benefit of any such waiver or acceleration.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” on pages S-63 and S-65, respectively, the right of holders of the Securities to elect to require us to redeem their Securities is subject to a minimum redemption amount of at least 50,000 Securities. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such waiver.

Furthermore, as described in “Specific Terms of the Securities — Redemption Procedures,” the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Index Business Day following the date that we receive the applicable redemption notice and redemption confirmation. However, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

Risk Factors

The Index Constituents are concentrated in the energy industry.

As of the date of this prospectus supplement, the Index Constituent Securities represent MLPs and LLCs that belong to Global Industry Classification Standard (“GICS”) Energy Section (GICS Code 10) or the Gas Utilities Industry (GICS Code 551020), which means their primary lines of business are directly associated with the energy industry, including the oil and gas sector. An investment in the Securities will increase your portfolio’s exposure to fluctuations in the energy industry and energy prices, which have been highly volatile over the past few years and may continue to be volatile and unpredictable in the future. In addition, many of the MLPs and LLCs included in the Index are smaller, non-diversified businesses that are exposed to the risks associated with such businesses, including the lack of capital funding to sustain or grow businesses and potential competition from larger, better financed and more diversified businesses. In addition, the MLPs and LLCs in the energy industry are significantly affected by a number of factors including:

➢	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

➢	changes in tax or other laws affecting master limited partnerships or limited liability companies generally;

➢	regulatory changes affecting pipeline fees and other regulatory fees in the energy sector;

➢	changes in the relative prices of competing energy products;

➢	the impact of environmental laws and regulations and technological changes affecting the cost of producing and processing, and the demand for, energy products;

➢	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

➢	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

➢	uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or further acts of terrorism in the United States, or elsewhere; and

➢	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy industry generally or regionally and could cause the value of some or all of the Index Constituent Securities to decline during the term of the Securities, which would adversely affect the market value of the Securities.

Energy market risks may affect the trading value of the Securities and the amount you will receive at maturity.

We expect that the Index Closing Level will fluctuate in accordance with changes in the financial condition of the Index Constituents and certain other factors. The financial condition of the Index Constituents may become impaired or the general condition of the energy market, which has been highly volatile over the past few years, may continue to deteriorate, either of which may cause a decrease in the Index Closing Level and thus in the value of the Securities. Securities are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index Constituents change. Investor perceptions of the Index Constituents are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The Index Closing Level is expected to fluctuate until the Maturity Date.

Risk Factors

The Index Constituents are concentrated in the oil and gas industries, and risks related to oil and gas may affect the trading value of the Securities and the amount you will receive at maturity.

The revenue, profitability and cash flow of the Index Constituents depend on the prices for oil, natural gas and other hydrocarbons. The prices they receive for their production have been and will continue to be volatile and a drop in prices can significantly affect their financial results, which may affect the value of the Securities and the amount you will receive at maturity. Additionally, oil and natural gas prices may fluctuate widely in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors that are beyond the control of the Index Constituents, such as:

➢	regulations which may prevent or limit the export of oil, natural gas and other hydrocarbons;

➢	the amount of added production from development of unconventional oil and natural gas reserves;

➢	the price and quantity of foreign imports of oil, natural gas and other hydrocarbons;

➢	the level of consumer product demand;

➢	weather conditions;

➢	the value of the U.S. dollar relative to the currencies of other countries;

➢

political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, conditions in South America, China and Russia, and acts of terrorism or sabotage;

➢	the ability of members of the Organization of Petroleum Exporting Countries to agree to and maintain oil price and production controls;

➢	technological advances affecting energy production and consumption;

➢	domestic and foreign governmental regulations and taxation;

➢	the impact of energy conservation efforts;

➢	the proximity and capacity of oil, natural gas and other hydrocarbon pipelines and other transportation facilities to our production; and

➢	the price and availability of alternative fuels, such as solar, coal, nuclear and wind energy.

Low oil, natural gas and other hydrocarbon prices may decrease the Index Constituents’ revenues, and may also reduce the amount of oil, natural gas or other hydrocarbons that they can economically produce, which may reduce the trading value of the Securities and the amount you will receive at maturity.

The Index Constituents may also incur significant costs and liabilities as a result of environmental requirements applicable to the operation of wells, gathering systems, and other oil and gas facilities. Failure to comply with these laws and regulations, including laws and regulations related to climate change and greenhouse gases, may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations. Moreover, more stringent laws may be adopted in the future. The incurrence of such environmental costs and liabilities may affect the financial condition and results of operations of the Index Constituents, and therefore the value of the Securities and the amount you will receive at maturity.

Risk Factors

In addition, legislative and regulatory initiatives relating to hydraulic fracturing could result in increased costs and additional operating restrictions or delays. Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons, particularly natural gas, from dense rock formations. The hydraulic fracturing process involves the injection of a large volume of water, sand and chemicals under pressure into the formation to fracture the surrounding rock and stimulate production. The Index Constituents may use hydraulic fracturing techniques in drilling and completing development wells, depending on the area where the wells are situated and the targeted geological formation. Hydraulic fracturing is typically regulated by state oil and natural gas commissions, but the Environmental Protection Agency has asserted federal regulatory authority pursuant to the Safe Drinking Water Act over certain hydraulic fracturing activities involving the use of diesel. In addition, legislation has repeatedly been introduced before Congress to provide for federal regulation of hydraulic fracturing under the Safe Drinking Water Act and to require disclosure of the chemicals used in the fracturing process. At the state and local levels, some jurisdictions have adopted, and others are considering adopting, requirements that could impose more stringent permitting, public disclosure or well construction requirements on hydraulic fracturing activities, as well as bans on hydraulic fracturing activities. In the event that new or more stringent federal, state, or local legal restrictions relating to the hydraulic fracturing process are adopted in areas where the Index Constituents operate, the Index Constituents could incur potentially significant added costs to comply with such requirements, experience delays or curtailment in the pursuit of drilling, development, or production activities, and perhaps even be precluded from drilling wells, all of which could adversely affect the trading value of the Securities and the amount you will receive at maturity.

Index calculation disruption events may require an adjustment to the calculation of the Index, which may have an adverse effect on the market value of the Securities.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Index Calculation Agent determines that any of the following Index calculation disruption events exist: the termination or suspension of, or material limitation or disruption in the trading of any of the Index Constituents. Any such Index calculation disruption events may have an adverse impact on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

UBS may redeem the Securities prior to the Maturity Date.

On any Business Day on or after February 13, 2017, UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than eighteen (18) calendar days’ prior notice.

If UBS elects to redeem your Securities pursuant to UBS’s Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

If UBS were to be subject to restructuring proceedings, the market value of the Securities may be adversely affected.

Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these

Risk Factors

prerequisites is met, FINMA is authorized to open restructuring proceedings (Sanierungsverfahren) or liquidation (bankruptcy) proceedings (Bankenkonkurs) in respect of, and/or impose protective measures (Schutzmassnahmen) in relation to, UBS. The Swiss Banking Act, as last amended as of January 1, 2013, grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium (Stundung) or a maturity postponement (Fälligkeitsaufschub), which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. As of the date of this prospectus supplement, there are no precedents as to what impact the revised regime would have on the rights of holders of the Securities or the ability of UBS to make payments thereunder if one or several of the measures under the revised insolvency regime were imposed in connection with a resolution of UBS.

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-11, the section entitled “Material U.S. Federal Income Tax Consequences” on page S-80, and the section “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

It is possible that your Securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and (ii) an entity that is treated as a partnership for tax purposes is considered to be a pass-thru entity. We understand that the Index is currently primarily composed of entities that are treated as partnerships for tax purposes. It is not entirely clear how Section 1260 of the Code applies in the case of an index that primarily references pass-thru entities like the Index. Although the matter is not free from doubt, it is likely that Section 1260 of the Code should also apply to the portion of your return on the Securities that is determined by reference to the Index Constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to these rules, then any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your Securities that is attributable to the Pass-Thru Index Constituents will be recharacterized as ordinary income (and you will be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the leveraged notional amount of the Pass-Thru Index Constituents that are referenced by the Securities) on the date that you purchased your Securities and sold your interest in the Pass-Thru Index Constituents on the date of the sale, exchange, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to Section 1260 of the Code, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary. You should review the discussion of Section 1260 beginning on page S-81 and are urged to consult your own tax advisor regarding the potential application of these rules.

Risk Factors

The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis (possibly in excess of the Coupon Amounts), whether gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income (possibly in excess of the Coupon Amounts) over the term of an instrument such as the Securities. The outcome of this process is uncertain.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income over the term of the Securities in an amount that could exceed the Coupon Amounts that are paid on the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, we intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-80 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

S&P MLP Index

We have derived all information contained in this prospectus supplement regarding the S&P MLP Index, including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc. (“SPDJI” or the “Index Sponsor”). Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Index or the Index Sponsor. The S&P MLP Index is calculated, maintained and published by the Index Sponsor. The Index Sponsor has no obligation to continue to publish, and may discontinue the publication of, the Index.

The S&P MLP Index (the “Index”) is a price-return index calculated on a real-time basis beginning when the first traded price of any of the Index Constituent Securities is received by SPDJI. Prices are delivered to the New York Stock Exchange (“NYSE”) every 15 seconds and subsequently published to data vendors under the ticker symbol “SPMLP.”

The Securities are linked to the performance, two times leveraged and compounded monthly, measured by reference to its closing level, of the Index.

Introduction

The Index is designed to measure leading Master Limited Partnerships (“MLPs”) and limited liability companies (“LLCs”) that trade on major U.S. exchanges. MLPs are limited liability partnerships that are publicly traded on a securities exchange. Publicly traded LLCs have a similar legal structure to MLPs and share the same tax characteristics. As the vast majority of traded partnerships have operations in the oil and gas industries, the Index focuses on companies in the Global Industry Classification Standard® (“GICS”) Energy Sector and the GICS Gas Utilities Industry. Index values are available at the Index Sponsor’s website, www.spdji.com. Information contained in the Index Sponsor’s website is not incorporated by reference in, and should not be considered a part of, this prospectus supplement. We make no representation or warranty as to the accuracy or completeness of information contained on the Index Sponsor’s website.

Index Construction

Base Date and Value

The base date of the Index is July 20, 2001, and the base value on such date was 1000. The Index was comprised of 79 Index Constituent Securities as of January 29, 2016.

Eligibility Criteria

To qualify for membership in the Index, an Index Constituent Security must satisfy the following criteria:

1.	Be a publicly traded partnership with either an MLP or an LLC company structure.

2.	Be listed on the New York Stock Exchange (“NYSE”) (including NYSE Arca and the NYSE MKT), the NASDAQ Global Select Market, the NASDAQ Select Market or the NASDAQ Capital Market.

3.	Belong to the GICS Energy Sector (GICS Code 10) or Gas Utilities Industry (GICS Code 551020).

S&P MLP Index

Timing of Changes

Index Constituent membership is reviewed once a year at the October rebalancing. The reference date for such additions and deletions is after the closing of the last trading date of September. Index Constituent changes and weight adjustments occur after the closing of the third Friday of October. See “— Index Maintenance” below.

Index Inclusion Criteria

At each annual rebalancing, a stock that meets the eligibility criteria above is added to the Index if the following requirements are met:

1.	Float-adjusted market capitalization of at least US$300 million as of the rebalancing reference date.

2.	Average daily value traded of at least US$2 million for the three months prior to the rebalancing reference date.

No additions are made to the Index between rebalancings, except in the case of a spin-off.

Index Exclusion Criteria

An Index Constituent Security may be deleted from the Index for the following reasons:

1.	During the October rebalancing, if the Index Constituent Security no longer has a float-adjusted market capitalization of at least US$250 million as of the rebalancing reference date.

2.	During the October rebalancing, if the Index Constituent Security no longer has an average daily value traded of at least US$1.5 million for the three months prior to the rebalancing reference date.

3.	Between rebalancings, if the Index Constituent is subject to certain corporate events such as mergers, acquisitions, bankruptcies, takeovers or delistings.

In cases of mergers involving two Index Constituents, the merged company deemed to be the acquirer in the transaction remains in the Index, provided it meets all eligibility requirements. If the acquisition payment is stock-based, the acquirer’s Index shares increase proportionately to the terms of the transactions. If the acquisition payment is not stock-based, the acquirer’s Index shares remain at pre-merger levels.

Modified Market Capitalization Weighting

The Index is calculated based on a modified market capitalization weighting scheme, using the divisor methodology used in S&P Dow Jones’ equity indices. See “— Calculation of the Index”.

At each annual rebalancing, no Index Constituent Security can have a weight of more than 15% in the Index and all Index Constituent Securities with a weight greater than 4.5%, based on float-adjusted market capitalization, are not allowed, as a group, to exceed 45% of the Index.

In order to uphold these parameters, the Index uses a modified market capitalization-weighting scheme. Modifications are made to market capitalization weights, if required, to reflect available float, while applying single stock and concentration limit capping to the Index Constituent Securities.

There are two steps in the construction of the Index. The first is the selection of the Index Constituent Securities, and the second is the weighting of the Index Constituent Securities as follows.

S&P MLP Index

Index Constituent Security Selection

1.	A list is compiled of all publicly traded partnerships that meet the eligibility criteria described above.

2.	For each stock, the average three-month daily value traded (“Liquidity”) and float-adjusted market capitalization, as of the reference date, are measured.

3.	All non-current Index Constituent Securities with a market capitalization of less than US$300 million and/or Liquidity of less than US$2 million are removed, along with all current Index Constituent Securities with a market capitalization of less than US$250 million and/or Liquidity of less than US$1.5 million. The remaining stocks become Index Constituent Securities.

Index Constituent Security Weightings

At each rebalancing, the weight for each Index Constituent Security is set in the following manner:

1.	With data reflected on the rebalancing reference date, each Index Constituent Security is weighted by float-adjusted market capitalization.

2.	If any Index Constituent Security has a weight greater than 15% that Index Constituent Security has its weight capped at 15%.

3.	All excess weight is proportionally redistributed to all uncapped Index Constituent Securities.

4.	After this redistribution, if the weight of any other Index Constituent Security, then, exceeds 15%, the process is repeated iteratively until no Index Constituent Securities breach the 15% weight cap.

5.	The weights of all Index Constituent Securities which have a weight greater than 4.5% are added together. If the total weight of these Index Constituent Securities is less than 45% then the capping is completed.

6.	If the total weight of all Index Constituent Securities which have a weight greater than 4.5% is greater than 45%, then the Index Constituent Securities in question are ranked in descending order based on weight, summed cumulatively, and the first Index Constituent Security that brings the total weight of the group above 45% is, then, capped. This Index Constituent Security is capped to a weight equal to the larger of (1) 4.5% or (2) the difference between 45% and the total weight of all the Index Constituent Securities larger than the Index Constituent Security in question.

7.	All Index Constituent Securities with weights greater than 4.5%, but with lower weights than the Index Constituent Security capped in step 6, are capped to a weight of 4.5%.

8.	All excess weight is proportionally redistributed to all Index Constituent Securities with a weight less than 4.5%

9.	After this redistribution, if the weight of any Index Constituent Security that was originally less than 4.5% then exceeds 4.5%, the process is repeated iteratively until no Index Constituent Securities breach the 4.5% weight cap.

S&P MLP Index

Calculation of the Index

The Index Level is equal to the Index Market Value divided by the Index Divisor.

where:

Pi = price of stock i

Sharesi = Number of shares of stock i outstanding

IWFi = stock i’s float factor

Float Factor

The float factor of a stock reflects the amount of the stock’s shares available to investors rather than all of the outstanding shares. The percentage of shares available to investors is calculated as (available float shares)/(total shares outstanding). This methodology is designed to eliminate blocks of ownership held for purposes of control rather than investment. SPDJI uses a 5% minimum threshold for control blocks.

For example, if 10% of the stock is owned by officers and directors of the company, then the available float (the float factor) is 90%/100%, or 0.9. However, if officers and directors only owned 3%, and there were no other control holders owning in excess of 5%, then the available float is 100%/100%, or 1.00. However, if officers and directors owned 3% and another control holders together owned 20%, then the available float would be 77%/100%, or 0.77, since 23% of the total shares outstanding would be considered to be held for control.

Adjusted Stock Market Value

However, the market capitalization calculated is adjusted by means of an adjustment factor in order to establish the appropriate weighting for each stock. See “— Index Construction — Index Constituent Security Weightings” above.

Adjusted Stock Market Value = Pi * Sharesi * IWFi * AWFi

where:

AWFi = the adjustment factor of stock i assigned at each rebalancing date, t, which adjusts the market capitalization for all Index Constituent Securities to achieve the required weight, while maintaining the total market value of the overall Index.

The AWF for each Index Constituent Security, i, on rebalancing date, t, is calculated by where:

Z = an Index specific constant set for the purpose of deriving the AWF and, therefore, each stock’s share count used in the Index calculation (referred to as modified Index shares)

Wi,t = weight of stock i on rebalancing date t.

S&P MLP Index

FloatAdjustedMarketValuei,t = the Float Adjusted Market Value of stock i on rebalancing date t.

Index Divisor

The Index Divisor is defined based on the Index Level and Index Market Value defined above. The Index Level is not altered by Index rebalancings. However, since prices and outstanding shares will have changed since the last rebalancing, the Index Divisor will change at the rebalancing:

(Divisor) after rebalancing	=	(Index Market Value) after rebalancing
(Index Level) before rebalancing

where:

Index Maintenance

Rebalancing Frequency

The Index undergoes a major rebalancing once a year in October, coinciding with the annual review of the qualifying universe. The rebalancing effective date is after the close of the third Friday in October. The reference date is after the close of the last trading date in September.

Index Constituent Securities are weighted and assigned Index shares using the closing prices as of the second Friday of October as the reference price. Since Index shares are assigned based on prices one week prior to the rebalancing, the actual weight of each Index Constituent Security at the rebalancing differs from the target equal weights due to market movements.

S&P MLP Index

Index Adjustments

Corporate Action	Adjustment Made to Index	Divisor Adjustment

Spin-Off	In general, both the parent company and spin-off company remain in the Index until the next Index rebalancing, regardless of whether they conform to the theme of the Index.	No

Rights Offering	The price is adjusted to the price of the parent company minus (the price of the rights offering/rights ratio). Index shares change so that the company’s weight remains the same as its weight before the rights offering.	No

Stock Dividend, Stock Split, Reverse Stock Split	Index shares are multiplied by and the price is divided by the split factor.	No

Share Issuance or Share Repurchase	None. Actual shares outstanding of the company play no role in the daily Index calculation.	No

Special Dividends	The price of the Index Constituent Security making the special dividend payment is reduced by the per-share special dividend amount after the close of trading on the day before the ex-date.	Yes

Delisting, acquisition or any other corporate action resulting in the deletion of the Index Constituent Security from the Index	The Index Constituent Security is dropped from the Index. If the acquirer is an Index Constituent and the acquisition is stock-based, the Index shares of the acquirer increase proportionately to the terms of the transaction. The weight lost by the deletion and any applicable Index share changes causes the weights of all other Index Constituent Securities to change proportionately.	Yes

Index Governance

The Americas Thematic and Strategy Index Committee (the “Index Committee”) maintains the Index. At each meeting, the Index Committee reviews pending corporate actions that may affect Index Constituents, statistics comparing the composition of the Index to the market, companies that are being considered as candidates for addition to the Index, and any significant market events. In addition, the Index Committee may revise Index policy covering rules for selecting companies, treatment of dividends, share counts or other matters.

The Index Sponsor considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

Index Data

The Index has a total return counterpart, which assumes dividends are reinvested in the Index after the close on the ex-date. The Index Sponsor calculates daily return series using both gross and net cash dividends reinvested. Net return reinvested is reflective of the return to an investor where dividends are reinvested after the deduction of withholding tax. The tax rate applied is the rate to non-resident institutions that do not benefit from double taxation treaties.

S&P MLP Index

Index Policy

Announcements

All Index Constituents are evaluated daily for data needed to calculate Index levels and returns. All events affecting the daily Index calculation are typically announced up to 30 days in advance via the Index Corporate Action report, delivered daily via ftp to all clients. Any unusual treatment of a corporate action or short notice of an event may be communicated via email to clients.

All methodology changes are posted to the Index Sponsor’s website and announced via email to all clients. The latest available version is posted on the Index Sponsor’s website at www.spdji.com.

Holiday Schedule

The Index is calculated all business days of the year when the US equity markets are open.

Pro-Forma Files

In addition to the corporate events file (.SDE), the Index Sponsor provides constituent pro-forma files each time the Index rebalances. The pro-forma file is typically provided daily five business days in advance of the rebalancing date and contains all Index Constituents and their corresponding weights and Index shares effective for the upcoming rebalancing. Since Index Constituent Securities are assigned based on prices one week prior to the rebalancing, the actual weight of each stock at the rebalancing differs from these weights due to market movements.

Unscheduled Market Closures

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, the Index Sponsor will calculate the closing price of the Index based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each Index Constituent Security before the exchange closed. If an exchange fails to open due to unforeseen circumstances, the Index Sponsor treats this closure as a standard market holiday. The Index will use the prior day’s closing prices and shift any corporate actions to the following business day. If all exchanges fail to open or in other extreme circumstances, the Index Sponsor may determine not to publish the Index for that day.

Recalculation Policy

The Index Sponsor reserves the right to recalculate the Index under certain limited circumstances. The Index Sponsor may choose to recalculate and republish the Index if it is found to be incorrect or inconsistent within two trading days of the publication of the Index level in question for one of the following reasons:

1.	Incorrect or revised closing price

2.	Missed corporate event

3.	Late announcement of a corporate event

4.	Incorrect application of corporate action or Index methodology

Any other restatement or recalculation of the Index is only done under extraordinary circumstances to reduce or avoid possible market impact or disruption as solely determined by the Index Committee.

S&P MLP Index

Treatment of Distributions

The Index is a price-return index that does not account for distributions.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 1000 on July 20, 2001, which is referred to as the “Index commencement date.” The Index Sponsor began calculating the Index on September 6, 2007. Therefore, the historical information for the period from the Index commencement date until September 6, 2007 is hypothetical and is provided as an illustration of how the Index would have performed during the period had the Index Sponsor begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after September 6, 2007 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical or estimated historical Index price returns or total returns do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Securities will result in holders of the Securities receiving a positive return on their investment.

The table below shows the estimated historical and historical performance of each of the Index and the price return version of the Index from December 31, 2004 through February 4, 2016.

Estimated Historical and Historical Results for the

period December 31, 2004 through February 4, 2016

	Index		Price Return Index
Year	Ending Level	Annual Return	Ending Level	Annual Return
2004	1330.08	N/A	1,687.83	N/A
2005	1301.97	-2.11%	1,754.14	3.93%
2006	1539.30	18.23%	2,208.58	25.91%
2007	1595.02	3.62%	2,416.44	9.41%
2008	924.98	-42.01%	1,511.22	-37.46%
2009	1514.29	63.71%	2,701.93	78.79%
2010	1920.41	26.82%	3,652.17	35.17%
2011	2072.07	7.90%	4,180.53	14.47%
2012	2050.70	-1.03%	4,387.47	4.95%
2013	2517.83	22.78%	5,692.74	29.75%
2014	2572.19	2.16%	6,128.78	7.66%
2015	1566.28	-39.11%	3,979.65	-35.07%
2016 (through 2/4/2016)	1315.31	-16.02%	3,416.55	-14.15%

ESTIMATED HISTORICAL OR PAST HISTORICAL PERFORMANCE

IS NOT INDICATIVE OF FUTURE RESULTS.

S&P MLP Index

The table below shows the estimated historical and historical performance of the Index from December 31, 2004 through February 4, 2016 in comparison with the S&P 500® Index, the Alerian MLP Index and the Bloomberg Commodity IndexSM.

	Index*	S&P 500® Index	Alerian MLP Index	Bloomberg Commodity IndexSM
Total Return	102.42%	99.37%	114.76%	-39.45%
Annualized Return	6.56%	6.42%	7.13%	-4.42%

*	The data for the Index for the period prior to its inception on September 6, 2007 is estimated and is derived by using the Index’s calculation methodologies with historical prices.

Historical information presented is as of February 4, 2016, and is furnished as a matter of information only. Estimated historical and historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from estimated historical and historical performance, either positively or negatively.

The graph below is based on the levels of the total return versions of the Index, the S&P 500® Index, the Alerian MLP Index and the Bloomberg Commodity IndexSM.

*	The data for the Index for the period prior to its inception on September 6, 2007 is estimated and is derived by using the Index’s calculation methodology with historical prices.

S&P MLP Index

License Agreement

SPDJI and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Securities. The Index is owned and published by SPDJI.

Disclaimer

The license agreement between SPDJI and UBS provides that the following language must be set forth in this prospectus supplement:

The “S&P MLP Index” (the “Index”) is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by UBS AG (“UBS”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by UBS. The Securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or the Securities particularly or the ability of the Index to track general market performance. S&P Dow Jones Indices’ only relationship to UBS with respect to the Index is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The Index is determined, composed and calculated by S&P Dow Jones Indices without regard to UBS or the Securities. S&P Dow Jones Indices have no obligation to take the needs of UBS or the owners of the Securities into consideration in determining, composing or calculating the Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the Securities or the timing of the issuance or sale of the Securities or in the determination or calculation of the equation by which the Securities are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the Securities. There is no assurance that investment products based on the Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE SECURITIES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND UBS, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Sponsor will calculate and publish the intraday indicative value of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “SPMLP”. The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index.

The Index Sponsor is not affiliated with UBS and does not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources the Index Sponsor deems reliable, but the Index Sponsor and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. The Index Sponsor makes no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. the Index Sponsor makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. The Index Sponsor, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Sponsor, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Sponsor shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. The Index Sponsor is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Sponsor may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday prices of the Index Constituent Securities.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE and published to Bloomberg (based in part on information provided by SPDJI) or a successor via the facilities on the Consolidated Tape Association under the symbol “MLPZ.IV”. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) Current Principal Amount multiplied by the Index Factor calculated using the intraday indicative value of the Index as of such time as the Index Valuation Level, minus (ii) the Adjusted Tracking Fee Shortfall, if any, as of such time and date assuming such time and date is the Redemption Valuation Date, minus (iii) the Accrued Financing Charges as of such time and date, assuming such time and date is the Redemption Valuation Date, plus (iv) assuming such time and date is the Redemption Valuation Date, the Coupon Amount with respect to the Coupon Valuation Date if on such Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred plus (v) the Adjusted Coupon Amount, if any, as of such time and date.

The intraday indicative value calculation will be used to determine whether the Securities will be accelerated, as discussed under “Specific Terms of the Securities — Acceleration upon Minimum

Valuation of the Index and the Securities

Indicative Value.” It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Sponsor will not necessarily reflect the depth and liquidity of the Index Constituent Securities. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity, call or acceleration, or upon early redemption.

These intraday indicative value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, initiate a split or reverse split of your Securities. If we decide to initiate a split or reverse split, as applicable, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities undergo a split, we will adjust the Current Principal Amount of the Securities accordingly. For example, if the Securities undergo a 4:1 split, every investor who holds a Security via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities, and adjustments will be made as described below. The Current Principal Amount on such record date would be divided by four to reflect the 4:1 split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. For the avoidance of doubt, no adjustments will be made to the Indicative Value Acceleration Trigger. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the split, the Indicative Value Acceleration Trigger threshold is breached, the split will not occur.

In the case of a reverse split, the Current Principal Amount of the Securities will be adjusted accordingly, and we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. For example, if the Securities undergo a 1:4 reverse split, every investor who holds four Securities via DTC on the relevant record date will, after the reverse split, hold only one Security and the Current Principal Amount of the Securities on such record date would be multiplied by four to reflect the 1:4 reverse split of your Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. For the avoidance of doubt, no adjustments will be made to the Indicative Value Acceleration Trigger. The reverse split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the reverse split, the Indicative Value Acceleration Trigger threshold is breached, the reverse split will not occur.

Valuation of the Index and the Securities

Holders who own a number of Securities on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities they hold which is evenly divisible by the reverse split divisor, and we will have the right to compensate holders for their remaining or “partial” Securities in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the closing indicative value of the reverse split-adjusted Securities on the 14th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities via DTC on the record date would receive five post-reverse split Securities on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities on the 14th Business Day following the announcement date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below.

The Stated Principal Amount of each Security is $25.00.

The Securities do not guarantee any return of principal at, or prior to, maturity, call or acceleration, or upon early redemption. Instead, at maturity, you will receive a cash payment per Security the amount of which will vary depending on the performance of the Index and will be reduced by the Accrued Tracking Fee and the Accrued Financing Charges as of the last Index Business Day in the Final Measurement Period as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities, subject to compliance with the redemption procedures, for each Security you will receive a cash payment per Security on the relevant Redemption Date equal the Redemption Amount as described under “— Early Redemption at the Option of the Holders.” If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

Coupon Payment

For each Security you hold on the applicable Coupon Record Date, on each Coupon Payment Date you will receive an amount in cash equal to the difference between the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, and the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).

Specific Terms of the Securities

To the extent the Reference Distribution Amount on any Coupon Valuation Date is equal to or less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount will be included in the Cash Settlement Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred.

The “Coupon Payment Date” means the fifteenth (15th) Index Business Day following each Coupon Valuation Date. The final Coupon Payment Date will be the Maturity Date, subject to adjustment as described herein. The first Coupon Payment Date will be April 20, 2016, subject to adjustment as provided herein.

The “Coupon Record Date” means the ninth Index Business Day following each Coupon Valuation Date.

The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Exchange Business Day on which the Securities trade without the right to receive such Coupon Amount. Under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Exchange Business Day prior to the applicable Coupon Record Date.

The “Coupon Valuation Date” means the 30th of March, June, September and December of each calendar year during the term of the Securities or if such date is not an Index Business Day, then the first Index Business Day following such date, provided that the final Coupon Valuation Date will be the Calculation Date, subject to adjustment described herein. The first Coupon Valuation Date will be March 30, 2016.

The “Reference Distribution Amount” means (i) as of the first Coupon Valuation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the Initial Trade Date to, and including, the first Coupon Valuation Date; (ii) as of any other Coupon Valuation Date (other than the Calculation Date), an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, and including, such Coupon Valuation Date; and (iii) as of the Calculation Date, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, but excluding, the Calculation Date.

Notwithstanding the foregoing, with respect to cash distributions for an Index Constituent Security which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent Security fails to pay the distribution to holders of such Index Constituent Security by

Specific Terms of the Securities

the scheduled payment date for such distribution, such distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent Security equal to two times (i) the published unit weighting of that Index Constituent Security as of that date, divided by (ii) the product of (a) the Index Divisor as of that date, and (b) the Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent, divided by the Current Principal Amount.

“record date” means (i) with respect to a distribution on an Index Constituent Security, the date on which a holder of the Index Constituent Security must be registered as a unitholder of such Index Constituent Security in order to be entitled to receive such distribution and (ii) with respect to any split or reverse split, the tenth Business Day after the announcement date.

“ex-dividend date” means, with respect to a distribution on an Index Constituent Security, the first Business Day on which transactions in such Index Constituent Security trade on the Primary Exchange without the right to receive such distribution.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

The “Annual Tracking Fee” means, as of any date of determination, an amount per Security equal to the product of (i) 0.95% per annum times (ii) the Current Indicative Value as of the immediately preceding Index Business Day.

The “Accrued Tracking Fee” is an amount equal to:

(1)	with respect to the first Coupon Valuation Date, an amount equal to the product of

(a)	the Annual Tracking Fee as of the first Coupon Valuation Date and

(b)	a fraction, the numerator of which is the total number of calendar days from, but excluding, the Initial Trade Date to, and including, the first Coupon Valuation Date, and the denominator of which is 365; and

(2)	with respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to

(a)	the product of

(i)	the Annual Tracking Fee calculated as of such Coupon Valuation Date and

(ii)	a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to, and including, such Coupon Valuation Date, and the denominator of which is 365, plus

(b)	the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date. If there is a Tracking Fee Shortfall on the last Coupon Valuation Date, it will be taken into account in determining the Cash Settlement Amount, as described below.

The “Current Indicative Value,” as determined by the Security Calculation Agent, means, as of any date of determination, an amount per Security equal to the product of (i) the Current Principal Amount and (ii) the Index Factor as of such date, using the Index Closing Level as of such date as the Index Valuation Level.

Specific Terms of the Securities

Cash Settlement Amount at Maturity

The “Maturity Date” is February 12, 2046, which will be the third Business Day following the last Index Business Day in the Final Measurement Period, subject to adjustment as described below under “— Market Disruption Event.”

For each Security, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Final Measurement Period, plus

(b)	the final Coupon Amount if on the last Index Business Day in the Final Measurement Period the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred, minus

(c)	the Accrued Tracking Fee as of the last Index Business Day in the Final Measurement Period, minus

(d)	the Accrued Financing Charges as of the last Index Business Day in the Final Measurement Period, plus

(e)	the Stub Reference Distribution Amount as of the last Index Business Day in the Final Measurement Period, if any.

We refer to this cash payment as the “Cash Settlement Amount.”

If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

The following graphic illustrates the formula to determine the Cash Settlement Amount, which has been simplified for ease of presentation.

Current Principal Amount × Index Factor	+	Final Coupon Amount	–	Accrued Tracking Fee	–	Accrued Financing Charges	+	Stub Reference Distribution Amount

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Accrued Tracking Fee and Accrued Financing Charges will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Tracking Fee and the Accrued Financing Charges (less any final Coupon Amount, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive as of the last Index Business Day in the Final Measurement Period), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment at maturity.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an acceleration event, the Securities will be automatically accelerated and mandatorily redeemed. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-66 and “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value” beginning on page S-68.

The Stated Principal Amount of each Security is $25. The Securities may be issued and sold over time at then-current market prices which may be significantly higher or lower than the Stated Principal Amount.

The Current Principal Amount for the period from the Initial Settlement Date to February 29, 2016 (such period, the “initial calendar month”) will equal $25.00 per Security (unless a Loss Rebalancing Event

Specific Terms of the Securities

occurs during the initial calendar month). For each subsequent calendar month, the Current Principal Amount for each Security will be reset as follows on the Monthly Reset Date:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Monthly Valuation Date – Accrued Financing Charges on the applicable Monthly Valuation Date

In the event of a Loss Rebalancing Event, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date as described below under “— Loss Rebalancing Events”.

If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.

If the Securities undergo a split or reverse split, the Current Principal Amount will be adjusted accordingly.

For each calendar month, the “Monthly Reset Date” is the first Exchange Business Day of that month beginning on March 1, 2016 and ending on February 1, 2046, subject to adjustment as described under “— Market Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates will occur during the term of the Securities.

For each Monthly Reset Date, the “Monthly Valuation Date” is the last Exchange Business Day of the previous calendar month beginning on February 29, 2016 and ending on January 31, 2046, subject to adjustment as described under “— Market Disruption Event.” If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and no further Monthly Reset Dates or Monthly Valuation Dates will occur during the term of the Securities.

The “Index Factor” is: 1 + (2 × Index Performance Ratio)

The “Index Performance Ratio” may be calculated on multiple dates of determination during any applicable calendar month. The formula used to calculate the Index Performance Ratio on any date of determination depends on the number of Loss Rebalancing Events that have occurred in the applicable calendar month.

If no Loss Rebalancing Events have occurred in the applicable calendar month, then on any Index Business Day during the Final Measurement Period, the Acceleration Valuation Period or the Call Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, the first Loss Rebalancing Valuation Date of the applicable calendar month or any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – Monthly Initial Closing Level
Monthly Initial Closing Level

where the “Monthly Initial Closing Level” for the initial calendar month is 1147.42, the Index Closing Level on February 8, 2016. For each subsequent calendar month, the Monthly Initial Closing Level will

Specific Terms of the Securities

equal the Index Closing Level on the Monthly Valuation Date for the previous calendar month. For example, the Monthly Initial Closing Level for March 2016 will equal the Index Closing Level on February 29, 2016, subject to adjustment. If a day that would otherwise be a Monthly Reset Date falls within the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable, then the Current Principal Amount will not be reset on such date and the Monthly Initial Closing Level for the then-current calendar month will remain the same as it was for the immediately preceding calendar month.

If one or more Loss Rebalancing Events have occurred during the applicable calendar month, then on any Index Business Day during the Final Measurement Period, the Acceleration Valuation Period or the Call Measurement Period, or on the Monthly Valuation Date, any Redemption Valuation Date, on each Loss Rebalancing Valuation Date after the first Loss Rebalancing Valuation Date in the applicable calendar month or on any other date of determination, as applicable, the Index Performance Ratio will be equal to:

Index Valuation Level – the most recent Loss Rebalancing Closing Level the most recent Loss Rebalancing Closing Level

The “Index Closing Level” will equal the closing level of the Index on any date of determination, as reported on the NYSE and Bloomberg L.P.

The “Accrued Tracking Fee” as of the last Index Business Day in the Final Measurement Period is an amount equal to:

(a)	the product of

(i)	the Annual Tracking Fee calculated as of the last Index Business Day in the Final Measurement Period and

(ii)	a fraction, the numerator of which is the total number of calendar days from, but excluding, the Calculation Date to, and including, the last Index Business Day in the Final Measurement Period, and the denominator of which is 365, plus

(b)	the Tracking Fee Shortfall as of the last Coupon Valuation Date, if any.

The “Index Valuation Level,” as determined by the Security Calculation Agent, will equal the arithmetic mean of the Index Closing Levels measured on each Index Business Day during the applicable Measurement Period, or the Index Closing Level on any Monthly Valuation Date, Loss Rebalancing Valuation Date or Redemption Valuation Date, provided that if the Redemption Valuation Date falls in any Measurement Period, for the purposes of calculating the Index Performance Ratio as of the Redemption Valuation Date, the Index Valuation Level on any date of determination during such Measurement Period shall equal (a) 1/5 times (b) (i) the sum of the Index Closing Levels on each Index Business Day from, and including, the first Index Business Day of the applicable Measurement Period, to, and including, the date of determination, plus (ii) the number of Index Business Days from, but excluding, the date of determination to, and including, the last Index Business Day in such Measurement Period, times the Index Closing Level on such date of determination.

“Measurement Period” means the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, as applicable.

The “Financing Level” for each Security on the Initial Trade Date will equal $25. On any subsequent Monthly Valuation Date after the first Monthly Valuation Date or on any Loss Rebalancing Valuation Date, as applicable, the Financing Level for each Security will equal the Current Principal Amount.

Specific Terms of the Securities

On the Initial Trade Date, the “Accrued Financing Charges” for each Security will equal $0. On any subsequent Monthly Valuation Date, the Accrued Financing Charges for each Security will equal the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, the then current Monthly Valuation Date divided by (iv) 360.

The Accrued Financing Charges as of the last Index Business Day in the Final Measurement Period are an amount equal to the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, such last Index Business Day in the Final Measurement Period, divided by (iv) 360.

The Accrued Financing Charges seek to compensate UBS for providing investors with the potential to receive a leveraged participation in movements in the Index Closing Level and are intended to approximate the monthly financing costs that investors may have otherwise incurred had they sought to borrow funds at a similar rate from a third party to invest in the Securities.

The “Financing Rate” will equal 1% plus the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Security Calculation Agent), as of 11:00 a.m., London time, on the day that is two London business days prior to the immediately preceding Monthly Valuation Date. “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.

The “Final Measurement Period” means the five Index Business Days from, and including, the Calculation Date, subject to adjustment as described under “— Market Disruption Event.”

The “Stub Reference Distribution Amount” means, as of the last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, as applicable, an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to any Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, and including, the first Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, as applicable, to, and including, the last Index Business Day in the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, as applicable, provided, that for the purpose of calculating the Stub Reference Distribution Amount, the Reference Holder will be deemed to hold four-fifths, three-fifths, two-fifths and one-fifth of the shares of each Index Constituent Security it would otherwise hold on the second, third, fourth and fifth Index Business Day, respectively, in such Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period.

The “Index Calculation Agent” means the entity that calculates and publishes the level of the Index, which is currently S&P Dow Jones Indices LLC, a division of The McGraw-Hill Companies, Inc.

The “Calculation Date” means February 1, 2046, unless such day is not an Index Business Day, in which case the Calculation Date will be the next Index Business Day, subject to adjustments.

Specific Terms of the Securities

“Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

“Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

“Primary Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, the primary exchange or market of trading such Index Constituent Security or such constituent underlying a successor index.

“Related Exchange” means, with respect to each Index Constituent Security or each constituent underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index Constituent Security or such constituent underlying a successor index.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities on any Index Business Day no later than 12:00 noon, New York City time, and a confirmation of redemption by no later than 5:00 p.m., New York City time, on any Index Business Day, provided that you request that we redeem a minimum of 50,000 Securities. We reserve the right from time to time to waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other investors to reach this minimum amount of 50,000 Securities.

The Securities will be redeemed and the holders will receive payment for their Securities on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Date”). The first Redemption Date will be February 18, 2016, and the final Redemption Date will be February 5, 2046. In addition, if a call notice has been issued or if acceleration has been triggered, the last Redemption Valuation Date will be the fifth Index Business day prior to the Call Settlement Date or Acceleration Settlement Date, as applicable. If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituent Securities, such Redemption Valuation Date may be postponed as described under “— Market Disruption Event.”

If you exercise your right to have us redeem your Securities, subject to your compliance with the procedures described under “— Redemption Procedures,” for each applicable Security you will receive a cash payment on the relevant Redemption Date equal to

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the Redemption Valuation Date, plus

(b)	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

Specific Terms of the Securities

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Adjusted Tracking Fee Shortfall, if any, as of the Redemption Valuation Date, minus

(e)	the Accrued Financing Charges as of the Redemption Valuation Date, minus

(f)	the Redemption Fee Amount.

We refer to this cash payment as the “Redemption Amount.” We reserve the right from time to time to waive the Redemption Fee Amount in our sole discretion and on a case-by-case basis. There can be no assurance that we will elect to waive this fee and you should not assume you will be entitled to such fee waiver.

For purposes of calculating the Redemption Amount, either the Adjusted Coupon Amount will be included or the Adjusted Tracking Fee Shortfall will be subtracted, but not both.

If the amount calculated above is equal to or less than zero, the payment upon early redemption will be zero.

The following graphic illustrates the formula to determine the Redemption Amount, which has been simplified for ease of presentation.

Current Principal Amount × Index Factor	+	Coupon Amount	+	Adjusted Coupon Amount	–	Adjusted Tracking Fee Shortfall	–	Accrued Financing Charges	–	Redemption Fee Amount

We will inform you of such Redemption Amount on the first Business Day following the applicable Redemption Valuation Date.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Accrued Tracking Fee, the Accrued Financing Charges and the Redemption Fee Amount will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Tracking Fee, the Accrued Financing Charges and the Redemption Fee Amount, if applicable (less any Coupon Amounts and any Stub Reference Distribution Amount you may be entitled to receive as of the Redemption Valuation Date), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an acceleration event, the Securities will be automatically accelerated and mandatorily redeemed. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-66 and “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value” beginning on page S-68.

The “Accrued Financing Charges” as of the Redemption Valuation Date are an amount equal to the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, such Redemption Valuation Date, divided by (iv) 360.

The “Adjusted Coupon Amount,” with respect to any Redemption Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of the

Specific Terms of the Securities

applicable Redemption Valuation Date, and the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Redemption Amount will not include an Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall will be included in the calculation of the Accrued Tracking Fee as of the Redemption Valuation Date.

The “Adjusted Reference Distribution Amount,” as of any Redemption Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to an Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date.

The “Adjusted Tracking Fee,” as of any Redemption Valuation Date, is an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of such Redemption Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date, and the denominator of which is 365.

The “Adjusted Tracking Fee Shortfall,” as of any Redemption Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Redemption Valuation Date, is less than the Adjusted Tracking Fee, calculated as of such Redemption Valuation Date.

Some of the defined terms used in this section have different applications when used in determining the Call Settlement Amount. For the definitions of the terms relevant to a call, please refer to “— UBS’s Call Right.”

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Payment.”

The Redemption Amount is meant to induce arbitrageurs to counteract any trading of the Securities at a premium or discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this prospectus supplement as Annex A, to UBS via email no later than 12:00 noon (New York City time) on the Index Business Day on which you elect to exercise your redemption right. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

➢

deliver the signed confirmation of redemption to us via facsimile in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

Specific Terms of the Securities

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 12:00 noon (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

We reserve the right from time to time to waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation Date.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities upon not less than eighteen (18) calendar days’ prior notice to the holders of the Securities, such redemption to occur on any Business Day that we may specify on or after February 13, 2017 through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Call Measurement Period, plus

(b)	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Call Valuation Date if on the last Index Business Day in the Call Measurement Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Accrued Tracking Fee as of the last Index Business Day in the Call Measurement Period, minus

(e)	the Accrued Financing Charges as of the last Index Business Day in the Call Measurement Period, plus

(f)	the Stub Reference Distribution Amount as of the last Index Business Day in the Call Measurement Period, if any.

We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

Specific Terms of the Securities

The following graphic illustrates the formula to determine the Call Settlement Amount, which has been simplified for ease of presentation.

Current Principal Amount × Index Factor	+	Coupon Amount	+	Adjusted Coupon Amount	–	Accrued Tracking Fee	–	Accrued Financing Charges	+	Stub Reference Distribution Amount

If UBS issues a call notice on any calendar day, the “Call Valuation Date” will be the last Business Day of the week following the week in which the call notice is issued, generally Friday. If UBS issues a call notice on a Friday, the related Call Valuation Date will fall on the last Business Day of the following week, generally Friday.

We will inform you of such Call Settlement Amount on the first Business Day following the last Index Business Day in the Call Measurement Period.

The holders will receive payment for their Securities on the third Business Day following the last Index Business Day in the Call Measurement Period (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituent Securities, such Call Valuation Date may be postponed as described under “— Market Disruption Event.”

The “Call Measurement Period” means the five (5) Index Business Days from, and including, the Call Valuation Date, subject to adjustments as described under “— Market Disruption Event.”

You may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Accrued Tracking Fee and the Accrued Financing Charges will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Tracking Fee and the Accrued Financing Charges (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment upon a call.

In addition, upon the occurrence of an acceleration event, the Securities will be automatically accelerated and mandatorily redeemed. See “Specific Terms of the Securities — Acceleration upon Minimum Indicative Value” beginning on page S-68.

The “Accrued Financing Charges” as of the last Index Business Day in the Call Measurement Period are an amount equal to the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, such last Index Business Day in the Call Measurement Period, divided by (iv) 360.

The “Accrued Tracking Fee” as of the last Index Business Day in the Call Measurement Period is an amount equal to:

(a)	the product of

(i)	the Annual Tracking Fee calculated as of the last Index Business Day in such Call Measurement Period, and

Specific Terms of the Securities

(ii)	a fraction, the numerator of which is the total number of calendar days from, and including, the Call Valuation Date to, and including, the last Index Business Day in such Call Measurement Period, and the denominator of which is 365, plus

(b)	the Adjusted Tracking Fee Shortfall, if any.

The “Adjusted Coupon Amount,” with respect to the Call Valuation Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of the Call Valuation Date, and the Adjusted Tracking Fee, calculated as of the Call Valuation Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Call Settlement Amount will not include the Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day of the Call Measurement Period.

The “Adjusted Reference Distribution Amount,” as of the Call Valuation Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to an Index Constituent Security, for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date to, and including, the Index Business Day immediately preceding the Call Valuation Date.

The “Adjusted Tracking Fee,” as of the Call Valuation Date, is an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of the Call Valuation Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date to, and including, the Index Business Day immediately preceding the Call Valuation Date, and the denominator of which is 365.

The “Adjusted Tracking Fee Shortfall,” as of the Call Valuation Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of the Call Valuation Date, is less than the Adjusted Tracking Fee, calculated as of the Call Valuation Date.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount. For the definition of the terms relevant to early redemption, please refer to “— Early Redemption at the Option of the Holders.”

Acceleration upon Minimum Indicative Value

If, at any time, the indicative value of the Securities on any Index Business Day equals $5.00 or less (the “Indicative Value Acceleration Trigger”), all issued and outstanding Securities will be automatically accelerated and mandatorily redeemed by UBS (even if the indicative value would later exceed $5.00 on such Acceleration Date or any subsequent Index Business Day) for a cash payment equal to the Acceleration Amount. The “Acceleration Amount” will equal

(a)	the product of

(i)	the Current Principal Amount and (ii) the Index Factor as of the last Index Business Day in the Acceleration Valuation Period, plus

(b)	the Coupon Amount with respect to the Coupon Valuation Date immediately preceding the Acceleration Date if on the last Index Business Day in the Acceleration Valuation Period the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

Specific Terms of the Securities

(c)	the Adjusted Coupon Amount, if any, minus

(d)	the Accrued Tracking Fee as of the last Index Business Day in the Acceleration Valuation Period, minus

(e)	the Accrued Financing Charges as of the last Index Business Day in the Acceleration Valuation Period, plus

(f)	the Stub Reference Distribution Amount as of the last Index Business Day in the Acceleration Valuation Period, if any.

The following graphic illustrates the formula to determine the Acceleration Amount, which has been simplified for ease of presentation.

Current Principal Amount × Index Factor	+	Coupon Amount	+	Adjusted Coupon Amount	–	Accrued Tracking Fee	–	Accrued Financing Charges	+	Stub Reference Distribution Amount

If the Indicative Value Acceleration Trigger threshold has been breached, you will receive on the Acceleration Settlement Date only the Acceleration Amount in respect of your investment in the Securities. The “Acceleration Settlement Date” will be the third Business Day following the last Index Business Day of the Acceleration Valuation Period. The “Acceleration Valuation Period” will be the five Index Business Days from, but excluding, the Acceleration Date, subject to adjustment as described under “— Market Disruption Event.” Subject to the prior verification by the Security Calculation Agent that the indicative value of the Securities of $5.00 or less was accurately calculated by the NYSE, UBS must provide notice (which may be provided via press release) to the holders of the Securities that the minimum indicative value threshold has been breached not less than five calendar days prior to the Acceleration Settlement Date. For a detailed description of how the minimum indicative value of the Securities is calculated see “Valuation of the Index and the Securities.”

If the Securities undergo a split or reverse split, the Indicative Value Acceleration Trigger will not be adjusted.

You may lose all or a substantial portion of your investment upon acceleration. The combined negative effect of the Accrued Tracking Fee and the Accrued Financing Charges will reduce your final payment. If the compounded leveraged monthly return of the Index is insufficient to offset the negative effect of the Accrued Tracking Fee and the Accrued Financing Charges (less any Coupon Amounts, any Stub Reference Distribution Amount and/or Adjusted Coupon Amount, as applicable, you may be entitled to receive), or if the compounded leveraged monthly return of the Index is negative, you may lose all or a substantial portion of your investment upon acceleration.

In addition, the Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-66.

The “Accrued Financing Charges” as of the last Index Business Day in the Acceleration Valuation Period are an amount equal to the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, such last Index Business Day in the Acceleration Valuation Period, divided by (iv) 360.

Specific Terms of the Securities

The “Accrued Tracking Fee” as of the last Index Business Day in the Acceleration Valuation Period is an amount equal to:

(a)	the product of

(i)	the Annual Tracking Fee calculated as of the last Index Business Day in such Acceleration Valuation Period, and

(ii)	a fraction, the numerator of which is the total number of calendar days from, but excluding, the Acceleration Date to, and including, the last Index Business Day in the Acceleration Valuation Period, and the denominator of which is 365, plus

(b)	the Adjusted Tracking Fee Shortfall, if any.

The “Adjusted Coupon Amount,” with respect to the Acceleration Date, is an amount in cash equal to the difference between the Adjusted Reference Distribution Amount, calculated as of the Acceleration Date, and the Adjusted Tracking Fee, calculated as of such Acceleration Date. To the extent the Adjusted Reference Distribution Amount is less than the Adjusted Tracking Fee, the Acceleration Amount will not include the Adjusted Coupon Amount, and the Adjusted Tracking Fee Shortfall will be included in the calculation of the Accrued Tracking Fee as of the last Index Business Day in the Acceleration Valuation Period.

The “Adjusted Reference Distribution Amount,” as of the Acceleration Date, is an amount equal to the gross cash distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituent Securities held by such Reference Holder on the “record date” with respect to an Index Constituent Security for those cash distributions whose “ex-dividend date” occurs during the period from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, the Acceleration Date.

The “Adjusted Tracking Fee,” as of the Acceleration Date, is an amount equal to (a) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date plus (b) the product of (i) the Annual Tracking Fee as of such Acceleration Date and (ii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Coupon Valuation Date (or if the Acceleration Date occurs prior to the first Coupon Valuation Date, the period from, but excluding, the Initial Trade Date) to, and including, such Acceleration Date, and the denominator of which is 365.

The “Adjusted Tracking Fee Shortfall,” as of the Acceleration Date, is the difference between the Adjusted Tracking Fee and the Adjusted Reference Distribution Amount, to the extent that the Adjusted Reference Distribution Amount, calculated as of such Acceleration Date, is less than the Adjusted Tracking Fee, calculated as of such Acceleration Date.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount or the Call Settlement Amount. For the definition of the terms relevant to early redemption or a call, please refer to “— Early Redemption at the Option of the Holders” or “— UBS’s Call Right,” respectively.

Loss Rebalancing Events

A Loss Rebalancing Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Loss Rebalancing Event, a constant percentage increase in the Index Closing Level will have less of a positive effect on the value of your Securities relative to before the occurrence of the Loss Rebalancing Event.

Specific Terms of the Securities

A “Loss Rebalancing Event” occurs if, at any time, the Intraday Index Value on any Index Business Day (other than an Excluded Day, as defined herein) decreases 20% in value from the previous Monthly Initial Closing Level or Loss Rebalancing Closing Level, whichever is more recent. If a Loss Rebalancing Event occurs, the Current Principal Amount of the Securities will be reset as described below, which will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 2.0. A Loss Rebalancing Event may occur irrespective of whether a Market Disruption Event also occurs on such Index Business Day.

Upon the occurrence of a Loss Rebalancing Event, the Current Principal Amount will be reset on the applicable Loss Rebalancing Reset Date as follows:

New Current Principal Amount = previous Current Principal Amount × Index Factor on the applicable Loss Rebalancing Valuation Date – Accrued Financing Charges on the applicable Loss Rebalancing Valuation Date

In the event of a Loss Rebalancing Event, the Financing Rate will not be adjusted.

On the next Monthly Valuation Date following one or more Loss Rebalancing Events, the Monthly Initial Closing Level will be replaced with the most recent Loss Rebalancing Closing Level in the calculation of the Index Performance Ratio.

Loss Rebalancing Events may occur multiple times over the term of the Securities and may occur multiple times during a single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Loss Rebalancing Event(s). Because each Loss Rebalancing Event will have the effect of deleveraging your Securities, following a Loss Rebalancing Event your Securities will entitle you to less of a positive gain in value relative to before the occurrence of such Loss Rebalancing Event.

On any Loss Rebalancing Valuation Date, the “Accrued Financing Charges” for each Security will equal the product of (i) the Financing Level on the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, times (ii) the Financing Rate times (iii) the number of calendar days from, but excluding, the immediately preceding Monthly Valuation Date or Loss Rebalancing Valuation Date, whichever is more recent, to, and including, the then current Loss Rebalancing Valuation Date divided by (iv) 360.

An “Excluded Day” means (i) the Index Business Day immediately preceding any Monthly Valuation Date, (ii) any Monthly Valuation Date, (iii) any Loss Rebalancing Valuation Date (iv) the Index Business Day immediately preceding the first day of the Final Measurement Period or any day after such Index Business Day, (v) the Index Business Day immediately preceding the first day of the Call Measurement Period or any day after such Index Business Day, or (vi) the Acceleration Date or any day after the Acceleration Date).

“Loss Rebalancing Closing Level” means the Index Closing Level on the Loss Rebalancing Valuation Date.

“Loss Rebalancing Reset Date” means the first Index Business Day immediately following a Loss Rebalancing Valuation Date, subject to adjustment as described under “— Market Disruption Event.”

“Loss Rebalancing Valuation Date” means the first Index Business Day following the occurrence of such Loss Rebalancing Event, subject to adjustment as described under “— Market Disruption Event.”

Specific Terms of the Securities

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, at maturity or upon early redemption or call, or at other times, the Current Principal Amount (after the initial calendar month or the occurrence of the first Loss Rebalancing Event, whichever comes first), Market Disruption Events, Business Days, Index Business Days, Exchange Business Days, the Index Factor, the Index Performance Ratio, the Index Valuation Level, the Financing Level, the Accrued Financing Charges, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, the Cash Settlement Amount, if any, that we will pay you at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Acceleration Amount that we will pay you upon acceleration, the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, whether a Loss Rebalancing Event has occurred and whether any day is a Business Day, Index Business Day or an Exchange Business Day and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security, without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, call or acceleration, or upon early redemption, or on a Coupon Payment Date on or prior to 12:00 noon, New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date, Acceleration Settlement Date or any Coupon Payment Date, as applicable.

All dollar amounts related to determination of the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Amount and Redemption Fee Amount, if any, per Security, the Call Settlement Amount, if any, per Security, the Current Principal Amount, the Acceleration Amount, the Financing Level, the Accrued Financing Charges, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the Stated Principal Amount of the Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below), the Index Closing Level for such Averaging Date will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on

Specific Terms of the Securities

which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Closing Level on any Averaging Date, the Security Calculation Agent or one of its affiliates, as the case may be, will apply the Index Closing Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date. For example, if the applicable Measurement Period for purposes of calculating the Call Settlement Amount is based on the arithmetic mean of the Index Closing Levels on October 3, October 4, October 5, October 6 and October 7, and there is a Market Disruption Event with respect to the Index on October 3, but no other Market Disruption Event during such Measurement Period, then the Index Closing Level on October 4 will be used twice to calculate the Call Settlement Amount, and the Call Settlement Amount will be determined based on the arithmetic mean of the Index Closing Levels on October 4, October 4, October 5, October 6 and October 7. The same approach would be applied if there is a Market Disruption Event during any Measurement Period.

To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on the Redemption Valuation Date or any Monthly Valuation Date or Loss Rebalancing Valuation Date, the Index Closing Level for such Redemption Valuation Date, Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable, will be determined by the Security Calculation Agent or one of its affiliates on the first succeeding Index Business Day on which a Market Disruption Event does not occur or is not continuing with respect to the Index. For example, if the Redemption Valuation Date, for purposes of calculating a Redemption Amount, is based on the Index Closing Level on October 3 and there is a Market Disruption Event with respect to the Index on October 3, then the Index Closing Level on October 4 will be used to calculate the Redemption Amount, assuming that no such Market Disruption Event has occurred or is continuing on October 4.

In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or any Monthly Valuation Date, Redemption Valuation Date or Loss Rebalancing Valuation Date, as applicable, occurring more than three Index Business Days following the day originally scheduled to be such final Averaging Date or such Monthly Valuation Date, Redemption Valuation Date or Loss Rebalancing Valuation Date. If a Market Disruption Event has occurred or is continuing with respect to the Index on the third Index Business Day following the date originally scheduled to be the final Averaging Date or any Monthly Valuation Date, Redemption Valuation Date or Loss Rebalancing Valuation Date, as applicable, the Security Calculation Agent or one of its affiliates will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Index Business Day but for such Market Disruption Event. If any Monthly Valuation Date or Loss Rebalancing Valuation Date is postponed as described above, the succeeding Monthly Reset Date or Loss Rebalancing Reset Date will occur on the next Index Business Day following the postponed Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable.

An “Averaging Date” means each of the Index Business Days during the Final Measurement Period, the Call Measurement Period or the Acceleration Valuation Period, as applicable, subject to adjustment as described herein.

Specific Terms of the Securities

Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Security Calculation Agent in its sole discretion:

(a)	suspension, absence or material limitation of trading in a material number of Index Constituent Securities for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

(b)	suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent Securities in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;

(c)	the Index is not published; or

(d)	in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following events will not be Market Disruption Events with respect to the Index:

(a)	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

(b)	a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Securities.

For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Securities are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic positions.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

In addition to the default amount described below, we will also pay the Coupon Amount per Security, if any, with respect to the final Coupon Payment Date, as described above under “— Coupon Payment,” calculated as if the date of acceleration was the last Index Business Day in the Final Measurement Period and the four Index Business Days immediately preceding the date of acceleration were the corresponding Index Business Days in the accelerated Final Measurement Period, with the fourth Index Business Day immediately preceding the date of acceleration being the accelerated Calculation Date and the accelerated final Coupon Valuation Date, and the Index Business Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding

Specific Terms of the Securities

principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for the Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Securities, which we describe below, the holders of the Securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Specific Terms of the Securities

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index or Termination of Our License Agreement with the Index Sponsor

If the Index Sponsor discontinues publication of the Index, or if our license agreement with the Index Sponsor terminates, and any other person or entity publishes an index that the Security Calculation Agent determines is comparable to the Index and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination and the amount payable at maturity, call, acceleration or upon early redemption by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

If SPDJI discontinues publication of the Index, or if our license agreement with the Index Sponsor terminates, prior to, and such discontinuation or termination is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period, Call Measurement Period or Acceleration Valuation Period, or on the Redemption Valuation Date or on any Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Measurement Period, Call Measurement Period, or Acceleration Valuation Period, or on the Redemption Valuation Date or on any Monthly Valuation Date or Loss Rebalancing Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities.

Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

Specific Terms of the Securities

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the Index Valuation Level, the Index Performance Ratio, the Coupon Amount, the Adjusted Coupon Amount, if any, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Adjusted Reference Distribution Amount, the Accrued Tracking Fee (including the Annual Tracking Fee, any Tracking Fee Shortfall and any Adjusted Tracking Fee Shortfall), the Adjusted Tracking Fee, the Redemption Fee Amount, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, the Acceleration Amount that we will pay you in the event of an acceleration upon minimum indicative value, if applicable, the Loss Rebalancing Closing Level, if any, and the Monthly Initial Closing Level based on the Index Closing Level calculated by the Security Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors — There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-36 for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of the Securities at maturity, call or acceleration, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day or a New York Business Day with respect to the Securities, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities that would otherwise be due on a

Specific Terms of the Securities

day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities. We issued the Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities and will have the same CUSIP number and will trade interchangeably with the Securities immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Constituent Securities or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index Constituent Securities or other securities of issuers of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Securities,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or MLPs or LLCs, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in the Final Measurement Period, Call Measurement Period or on any Redemption Valuation Date. That step may involve sales or purchases of any of the Index Constituent Securities, listed or over-the-counter options or futures on the Index Constituent Securities or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-22 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise described below under “— Unrelated Business Taxable Income,” the discussion below does not apply to tax-exempt organizations.

Except as otherwise noted under “— Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Material U.S. Federal Income Tax Consequences

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a coupon-bearing pre-paid forward contract with respect to the Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. Under that treatment, you will likely be required to include the Coupon Amount (including amounts received upon the sale, exchange, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, in ordinary income at the time such amounts accrue or are received, in accordance with your regular method of tax accounting. You will be required to treat the Coupon Amounts and the Stub Reference Distribution Amount, if any, in such a manner despite the fact that (i) a portion of such amounts may be attributable to distributions on the Index Constituent Securities that are not attributable to income allocations or that are attributable to allocations of long-term capital gain which, in the case of non-corporate taxpayers, is currently subject to tax at rates more favorable than the rates applicable to ordinary income and (ii) there may be other possible treatments of the such amounts that would be more advantageous to holders of Securities. If the Securities are so treated (and subject to the discussion below regarding the application of Section 1260 of the Code), you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized (other than any amount attributable to accrued and unpaid Coupon Amounts and the Stub Reference Distribution Amount, if any, which will likely be treated as ordinary income) and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them. Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Securities will generally begin on the date after the issue date (i.e., the settlement date) for your Securities and, if you hold your Securities until maturity, your holding period will generally include the maturity date.

Section 1260 of the Code. It is possible that your Securities could be treated as a “constructive ownership transaction” which would be subject to the constructive ownership rules of Section 1260 of the Code. Under Section 1260 of the Code, special tax rules apply to an investor that enters into a “constructive ownership transaction” with respect to an equity interest in a “pass-thru entity.” For this purpose, (i) a constructive ownership transaction includes entering into a forward contract with respect to a pass-thru entity, and (ii) an entity treated as a partnership for tax purposes is considered to be a pass-thru entity. We understand that the Index is currently primarily composed of entities that are treated as partnerships for tax purposes. It is not entirely clear how Section 1260 of the Code applies in the case of an index that primarily references pass-thru entities like the Index.

Although the matter is not free from doubt, it is likely that Section 1260 should also apply to the portion of your return on the Securities that is determined by reference to the Index Constituents that are pass-thru entities (the “Pass-Thru Index Constituents”). If such portion of your Securities is subject to Section 1260, then any long-term capital gain that you realize upon the sale, exchange, redemption or

Material U.S. Federal Income Tax Consequences

maturity of your Securities that is attributable to the Pass-Thru Index Constituents will be recharacterized as ordinary income (and you will be subject to an interest charge on the deferred tax liability with respect to such capital gain) to the extent that such capital gain exceeds the “net underlying long-term capital gain” — i.e., the amount of long-term capital gain that you would have realized had you purchased an actual interest in the Pass-Thru Index Constituents (in an amount equal to the leveraged notional amount of the Pass-Thru Index Constituents that are referenced by the Securities) on the date that you purchased your Securities and sold your interest in such Pass-Thru Index Constituents on the date of the sale, exchange, redemption or maturity of the Securities (the “Excess Gain Amount”). If your Securities are subject to these rules, the Excess Gain Amount will be presumed to be equal to all of the gain that you recognized in respect of the Securities that is attributable to the Pass-Thru Index Constituents (in which case all of such gain would be recharacterized as ordinary income that is subject to an interest charge) unless you provide clear and convincing evidence to the contrary.

It is not clear how the long-term capital gain for the underlying components of the Index should be determined under Section 1260 of the Code in the case of an instrument, like the Securities, that is linked to an index that is rebalanced periodically. One possibility is that the long-term capital gain realized on a sale, exchange, redemption or maturity of a Security that is attributable to the Pass-Thru Index Constituents would be subject to potential recharacterization as ordinary income, and subject to an interest charge, to the extent it exceeds the amount of long-term capital gain you can establish would have been realized if you had invested directly in such Pass-Thru Index Constituents on the date you purchased your Securities and rebalanced your portfolio as and when the Index rebalanced. In addition, it is unclear whether the Excess Gain Amount should be based on the aggregate of such Pass-Thru Index Constituents or on each Pass-Thru Index Constituent individually. If the determination must be based on each Pass-Thru Index Constituent individually it is more likely that the recharacterization and interest charge provisions of Section 1260 would apply to your Securities. Furthermore, it is not clear how and whether the Excess Gain Amount should be adjusted to take into account the Accrued Tracking Fee, Accrued Financing Charges and Redemption Fee with respect to the Securities.

Whether you will realize capital gain in excess of any net underlying long-term capital gain for purposes of Section 1260 of the Code will depend on a number of factors that we cannot predict. First, the Excess Gain Amount will depend in part upon the amount of distributions that are made by each Pass-Thru Index Constituent (and thus the corresponding Coupon Amount) and the amount of ordinary income and short-term capital gain that is allocated to a direct investor in each Pass-Thru Index Constituent.

Second, the Excess Gain Amount will depend in part upon the amount of ordinary income that a direct investor in each Pass-Thru Index Constituent would recognize upon a sale of a direct interest in each Pass-Thru Index Constituent in respect of any “Section 751 assets” that are held by the Pass-Thru Index Constituents. You should be aware that some of the Pass-Thru Index Constituents could have a significant amount of “Section 751 assets” which could cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Third, the Index is scheduled to rebalance annually, the effective date of which will be after the close of the third Friday in October (the Index may also be adjusted on the occurrence of special corporate actions). Accordingly, had a holder of the Securities instead purchased the Pass-Thru Index Constituents, such holder may have recognized short-term capital gain upon the rebalancing of such holders’ portfolio in the same manner as the Index is rebalanced. By contrast, absent the application of Section 1260 of the Code to the Securities, a holder of Securities should generally not recognize any short-term capital gain upon the sale, exchange, redemption or maturity of the Securities as long as such holder holds the Securities for more than one year. The rebalancing of the Index could therefore cause your Securities to have a positive Excess Gain Amount that would be subject to Section 1260.

Material U.S. Federal Income Tax Consequences

Because you will only be able to avoid the application of Section 1260 of the Code to your Securities if you can demonstrate by clear and convincing evidence that the Excess Gain Amount in respect of your Securities is zero, it may be administratively difficult for you to demonstrate whether and to what extent the preceding paragraphs should apply to your Securities. It is therefore possible that you will be required to treat the entire gain that you recognize upon the sale, exchange, redemption or maturity of the Securities as ordinary income that is subject to an interest charge even if there is no Excess Gain Amount in respect of your Securities if you cannot provide clear and convincing evidence to substantiate that position.

Because the application of Section 1260 constructive ownership rules to the Securities is unclear you are strongly urged to consult your tax advisor regarding the possible application of such rules to your investment in the Securities.

Alternative Treatments. The IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis (possibly in excess of the Coupon Amounts), whether gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. Similarly, the IRS and the Treasury Department have current projects open with regard to the tax treatment of pre-paid forward contracts and contingent notional principal contracts. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income (possibly in excess of the Coupon Amounts) over the term of an instrument such as the Securities. The outcome of this process is uncertain. Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders of the Securities purchased after the bill was enacted to accrue interest income (possibly in excess of the Coupon Amounts) over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your Securities.

In addition, it is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, exchange, redemption, or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities, increased by the amount of interest you previously accrued with respect to your Securities and decreased by the projected amount of any contingent payment previously made on your Securities. Any gain you recognize upon the sale, exchange, redemption, or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of

Material U.S. Federal Income Tax Consequences

your Securities, and thereafter, would be capital loss. In addition, you would be required to compute a projected payment schedule for the Securities, and you would be required to adjust your income or loss from the Securities to take into account any differences between the projected amount of each Coupon Amount and the actual amount of each Coupon Amount.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described under “U.S. Tax Considerations — Taxation of Debt Securities — Market Discount” and “U.S. Tax Considerations — Taxation of Debt Securities — Debt Securities Purchased at a Premium” in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

It is also possible that the Securities could be treated as a series of forward contracts each of which matures on the next rebalancing date. If your Securities were properly characterized in such a manner, you would be treated as disposing of your Securities on each rebalancing date in return for new forward contracts that mature on the next rebalancing date, and you would accordingly likely recognize capital gain or loss on each rebalancing date (which would be short-term or long-term depending on the period between the rebalancing and the prior rebalancing) equal to the difference between your basis in your Securities (which would be adjusted to take into account any prior recognition of gain or loss) and their fair market value on such date. The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

It is also possible that the Coupon Amounts (including amounts received upon the sale, exchange, redemption or maturity of the Securities in respect of accrued but unpaid Coupon Amounts) and the Stub Reference Distribution Amount, if any, paid on your Securities could be treated all or in part as contract fees in respect of a forward contract. The United States federal income tax treatment of such contract fees is uncertain. Additionally, it is possible that such amounts should not be treated as ordinary income but rather should be treated as a return of principal that would reduce your basis in the Securities.

In addition, the IRS could potentially assert that you should be required to treat amounts attributable to the Accrued Tracking Fee, the Accrued Financing Charges, or the Redemption Fee Amount as amounts of expense. The deduction of any such deemed expenses would generally be subject to the 2% floor on miscellaneous itemized deductions. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities, including increasing the amount of ordinary income you recognize over the term of the Securities. In addition, if such amounts are treated as items of expense that reduce the amount received at maturity or redemption, it is more likely that you would have an Excess Gain Amount for Section 1260 purposes because the amount of capital gain that you would (absent Section 1260) be treated as recognizing in respect of your Securities would be increased by each item of expense.

In addition, the IRS could assert that you should be treated as if you owned the Index Constituent Securities and directly incurred the Accrued Tracking Fee, the Accrued Financing Charges or the Redemption Fee Amount, if any, in which case (i) you would recognize gain or loss (subject to the application of the “wash sale” rules of Section 1091 of the Code) with respect to an Index Constituent Security when the amount of any Index Constituent Security referenced by the Index is reduced, (ii) you would be treated as a partner in the Pass-Thru Index Constituents for tax purposes and you would be subject to federal and state filing requirement applicable to such partner, and (iii) you would be required

Material U.S. Federal Income Tax Consequences

to treat amounts attributable to the Accrued Tracking Fee, Accrued Financing Charges or the Redemption Fee Amount, if any, in the manner described in the preceding paragraph.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) some or all of the gain or loss that you recognize upon the sale, exchange, redemption or maturity of your Securities should be treated as ordinary gain or loss, (ii) you should be required to recognize taxable gain upon the resetting of the Current Principal Amount, or (iii) your Securities should be treated as a notional principal contract for tax purposes. You should consult your tax adviser as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). Your net investment income includes any net gain recognized upon the disposition of your Securities, unless such net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). It is not clear, however, whether the Medicare Tax applies to any Coupon Amounts and Stub Reference Distribution Amount, if any, that you receive on the Securities, unless such Coupon Amounts and Stub Reference Distribution Amount, if any, are derived in the ordinary course of the conduct of a trade or business (in which case the Coupon Amounts and the Stub Reference Distribution Amount, if any, should be included in your net investment income if they are derived in a trade or business that consists of certain trading or passive activities and should otherwise not be included in your net investment income). Accordingly, if you are a United States holder that does not hold the Securities in the ordinary conduct of a trade or business, you should consult your tax advisor regarding the applicability of the Medicare Tax to the Coupon Amounts and the Stub Reference Distribution Amount.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Unrelated Business Taxable Income. A United States holder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation, will nevertheless be subject to tax to the extent income or gain from the Securities constitutes unrelated business taxable income (“UBTI”). Although the matter is not free from doubt, income or gain from the Securities should not constitute UBTI to a United States holder that is a tax-exempt organization unless such holder has incurred “debt-financing” in respect of its acquisition or ownership of the Securities. As noted above, it is possible that the Securities could be treated as other than a forward contract in respect of the Index. Under one such alternative characterization, you could be treated as directly owning the

Material U.S. Federal Income Tax Consequences

Index Constituent Securities. If your Securities are so treated, a portion of any income or gain that you recognize with respect to the Securities would likely constitute UBTI.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, exchange, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, exchange, redemption or maturity of the Securities to be treated as a Reportable Transaction. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-United States Holders. The following section addresses the tax treatment of a non-United States holder of Securities. You are a non-United States holder if you are a beneficial owner of a Security and you are, for United States federal income tax purposes: (i) a nonresident alien individual; (ii) a foreign corporation; or (iii) an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a Security.

Due to the uncertainty regarding the tax characterization of the Securities there is a substantial uncertainty regarding the tax treatment of non-United States holders. Given this uncertainty, we intend to withhold 30% of any Coupon Amounts and the Stub Reference Distribution Amount, if any, paid to you, unless (i) subject to the discussion regarding Section 871(m) of the Code below, the Coupon Amounts and the Stub Reference Distribution Amount are eligible for a reduced withholding tax rate under an applicable treaty under any possible characterization of such amounts and you have satisfied applicable certification requirements (generally on a properly executed IRS Form W-8BEN or W-8BEN-E), or (ii) that income is effectively connected with your conduct of a trade or business in the United States (in which case, in order to avoid withholding, you will be required to provide a properly executed IRS Form W-8ECI). Any “effectively connected income” from your Securities, including also any gain from the sale, exchange, redemption or settlement of your Securities that is or is treated as effectively connected with your conduct of a United States trade or business, will be subject to U.S. federal income tax, and will require you to file U.S. federal income tax returns, in each case in the same manner as if you were a United States holder. In addition, if you are a corporate non-United States holder, any “effectively connected income” from your Securities may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

In addition, the Treasury Department has issued regulations under Section 871(m) of the Code which impose U.S. federal withholding tax on “dividend equivalent” payments made on certain financial instruments linked to U.S. corporations and certain “covered partnerships” (which the regulations refer to as “specified ELIs”) that are owned by a non-United States holder. Because the Index will likely include partnerships that are treated as “covered partnerships,” the Securities will likely be treated as a specified ELI, in which case a portion of the Coupon Amounts could be treated as a “dividend equivalent” payment that is subject to the Section 871(m) withholding tax. Although the regulations apply only to specified ELIs issued on or after January 1, 2017 (the “grandfather date”), and, therefore,

Material U.S. Federal Income Tax Consequences

do not apply to the Securities, as discussed in the next paragraph, after the grandfather date, non-United States holders may be treated by UBS and other payors as though the regulations applied to the Securities.

UBS may issue Securities on or after the grandfather date (the “Additional Securities”) that will trade interchangeably with Securities that are issued before the grandfather date. In such a case, UBS and other withholding agents may be unable to distinguish between the Securities that are issued before the grandfather date and the Additional Securities that are issued on or after the grandfather date. UBS expects that in such circumstance it may treat all of the Securities as subject to Section 871(m), in which case it would treat all or a portion of the Coupon Amounts as “dividend equivalents” that are subject to a 30% withholding tax if paid to a non-United States holder on or after the grandfather date, unless the Coupon Amounts are eligible for a reduced withholding tax rate under the “dividend” article of an applicable treaty and the non-United States holder has satisfied applicable certification requirements (generally on a properly executed IRS Form W-8BEN or W-8BEN-E). UBS expects that other withholding agents may take a similar position. Accordingly, a non-U.S. holder of the Securities issued pursuant to this prospectus supplement may be treated as subject to the Section 871(m) withholding tax in future years even though the Securities will be issued before the grandfather date and even though, prior to the issuance of the Additional Securities, such non-U.S. holder was subject to withholding tax at a lower rate than the rate specified in the “dividend” article of the applicable treaty. Non-U.S. holders of the Securities that are treated as subject to Section 871(m) notwithstanding that they were issued before the grandfather date are urged to consult their tax advisers regarding whether, and how, they may be able to obtain a refund of tax withheld pursuant to Section 871(m).

Furthermore, even if UBS does not issue any Additional Securities, the Securities may be subject to the Section 871(m) withholding tax in future years. More specifically, it is possible that your Securities could be deemed to be wholly or partially reissued for tax purposes each time the Index rebalances. It is therefore possible that a holder that acquires Securities before the grandfather date (such as an initial purchaser of the Securities) could nevertheless be subject to the Section 871(m) withholding tax in the future if the Index is rebalanced on or after the grandfather date and the Securities are deemed to be wholly or partially reissued for U.S. federal income tax purposes upon such rebalancing.

In addition, if you own or are treated as owning more than 5% of the Securities or if the Securities are not considered regularly traded on an established securities market, you could be treated as owning a “United States real property interest” within the meaning of Section 897 of the Code, in which case (i) any gain from the sale, exchange, redemption or settlement of your Securities would be deemed to be “effectively connected income,” that would generally be subject to tax in the manner described in the previous paragraph, and (ii) amounts that you receive upon the sale, exchange, redemption or maturity of your Securities could be subject to a withholding tax. If withholding is required, we intend to withhold upon the full amount of any payment you receive (currently 10% of gross proceeds), without regards to the portion of the Securities that is attributable to a “United States real property interest.”

In addition, it is possible that the requirements of the Foreign Account Tax Compliance Act (“FATCA”) would apply to the Securities in which case you could be subject to a 30% withholding tax on Coupon Amounts and the Stub Reference Distribution Amount and, if you sell the Securities (or they are exchanged, redeemed or mature) on or after January 1, 2019, on the proceeds you receive from the sale, exchange, redemption or maturity of your Securities. You should consult your tax advisor regarding the possibility of FATCA withholding tax applying to your Securities.

If we or other payors impose any of the withholding taxes described above (or any other withholding tax), we will not be required to pay any additional amounts with respect to amounts so withheld, and we

Material U.S. Federal Income Tax Consequences

will not be required to take any action in order to enable you to avoid the imposition of such withholding tax.

As noted above, because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. Under one such alternative characterization, you could be treated as directly owning the components of the Index. If your Securities are so treated, you would be treated as engaged in a United States trade or business as a result of the inclusion of the Pass-Thru Index Constituents in the Index, and you would consequently be required to file U.S. federal and state (and possibly local) income tax returns in respect of your deemed ownership of the Pass-Thru Index Constituents and you would be subject to net income tax at the marginal tax rates applicable to U.S. holders. In addition, a non-United States holder that is a foreign corporation could potentially be subjected to the United States branch profits tax.

You may be subject to otherwise applicable information reporting and backup withholding requirements with respect to payments on your Securities unless you comply with certain certification and identification requirements as to your foreign status. In addition, we and other payors may be required to report payments of Coupon Amounts and the Stub Reference Distribution Amount, if any, on your Securities on IRS Form 1042-S even if the payments are not otherwise subject to the information reporting requirements described above.

Prospective non-United States holders are urged to consult their tax advisors with respect to the tax consequences to them of an investment in the Securities, including any possible alternative characterizations and treatments.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions are PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA

Benefit Plan Investor Considerations

Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Annual Tracking Fee in connection with future distributions. Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion, or resume sales of the Securities, any of which could materially and adversely affect the trading price and liquidity of the Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-79, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the initial public offering of the Securities, thus creating an additional

Supplemental Plan of Distribution

conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ETRACSredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No. 90274D 242

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 12:00 noon (New York City time) on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Security Calculation Agent

Fax: (203) 719-0943

To Whom It May Concern:

The holder of UBS AG $[        ] Medium-Term Notes, Series B, 2×Monthly Leveraged S&P MLP Index ETN due February 12, 2046, CUSIP No. 90274D 242, redeemable for a cash amount based on S&P MLP Index (the “Securities”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:

Title:

Telephone:

Fax:

E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

Fax:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date.)

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-14
Risk Factors	S-22
S&P MLP Index	S-43
Valuation of the Index and the Securities	S-53
Specific Terms of the Securities	S-56
Use of Proceeds and Hedging	S-79
Material U.S. Federal Income Tax Consequences	S-80
Benefit Plan Investor Considerations	S-89
Supplemental Plan of Distribution	S-91
Conflicts of Interest	S-91
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	5
Where You Can Find More Information	6
Presentation of Financial Information	7
Limitations on Enforcement of U.S. Laws Against UBS, Its Management and Others	7
UBS	8
Swiss Regulatory Powers	12
Use of Proceeds	13
Description of Debt Securities We May Offer	14
Description of Warrants We May Offer	34
Legal Ownership and Book-Entry Issuance	49
Considerations Relating to Indexed Securities	54
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	57
U.S. Tax Considerations	60
Tax Considerations Under the Laws of Switzerland	71
Benefit Plan Investor Considerations	73
Plan of Distribution	75
Conflicts of Interest	76
Validity of the Securities	77
Experts	77

$100,000,000 ETRACS 2xMonthly Leveraged

S&P MLP Index ETN Series B* due February 12, 2046

Prospectus Supplement dated February 8, 2016

(To Prospectus dated June 12, 2015)

UBS Investment Bank